Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

BANNER CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A
(2)	Aggregate number of securities to which transactions applies:
N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
N/A
(4)	Proposed maximum aggregate value of transaction:
N/A
(5)	Total fee paid:
N/A
[ ]	Fee paid previously with preliminary materials:
N/A
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
N/A
(2)	Form, Schedule or Registration Statement No.:
N/A
(3)	Filing Party:
N/A
(4)	Date Filed:
N/A

March 22, 2012

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Banner Corporation.  The meeting will be held at the Walla Walla Regional Airport, 45 Terminal Loop Road, Walla Walla, Washington, on Tuesday, April 24, 2012, at 10:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of Banner Corporation, as well as a representative of Moss Adams LLP, our independent auditor, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to promptly vote.  You may vote your shares via the Internet or a toll-free telephone number, or by completing and mailing the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Mark J. Grescovich

Mark J. Grescovich
President and Chief Executive Officer

BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2012

Notice is hereby given that the 2012 annual meeting of shareholders of Banner Corporation will be held at the Walla Walla Regional Airport, 45 Terminal Loop Road, Walla Walla, Washington, on Tuesday, April 24, 2012, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

Proposal 1.	To elect four directors to each serve for a three-year term.

Proposal 2.	To provide advisory approval of the compensation of our named executive officers.

Proposal 3.	To ratify the Audit Committee’s selection of Moss Adams LLP as our independent auditor for 2012.

Proposal 4.	To adopt the Banner Corporation 2012 Restricted Stock Plan.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on March 1, 2012 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by submitting your vote via the Internet or telephone, or by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ALBERT H. MARSHALL

ALBERT H. MARSHALL
SECRETARY

Walla Walla, Washington
March 22, 2012

IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum.  A proxy card and self-addressed envelope are enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2012

The Board of Directors of Banner Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the 2012 annual meeting of shareholders.  We are first mailing this Proxy Statement and the form of proxy to our shareholders on or about March 22, 2012.

The information provided in this Proxy Statement relates to Banner Corporation and its wholly-owned subsidiaries, Banner Bank and Islanders Bank.  Banner Corporation may also be referred to as “Banner” and Banner Bank and Islanders Bank may also be referred to as the “Banks.”  References to “we,” “us” and “our” refer to Banner and, as the context requires, the Banks.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

             Our annual meeting will be held as follows:

Date:	Tuesday, April 24, 2012
10:00 a.m., local time
Place:	Walla Walla Regional Airport, 45 Terminal Loop Road, Walla Walla, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	To elect four directors to each serve for a three-year term.

Proposal 2.	To provide advisory approval of the compensation of our named executive officers.

Proposal 3.	To ratify the Audit Committee’s selection of Moss Adams LLP as our independent auditor for 2012.

Proposal 4.	To adopt the Banner Corporation 2012 Restricted Stock Plan.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Who is Entitled to Vote?

We have fixed the close of business on March 1, 2012 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Banner’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Banner common stock you own.  On March 1, 2012, there were 17,878,229 shares of Banner common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  You are a shareholder of record if your shares of Banner common stock are held in your name.  If you are a beneficial owner of Banner common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Banner common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Shareholders may vote by proxy via the Internet or a toll-free telephone number, or by mailing a proxy card.  Instructions for voting are found on the proxy card.  Shares of Banner common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR election of each of our director nominees, FOR approval of the compensation of our named executive officers, FOR ratification of the selection of Moss Adams LLP as our independent auditor and FOR adoption of the 2012 Restricted Stock Plan.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse or other party and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”  The proposal to elect directors, the advisory vote on executive compensation and the proposal to adopt the 2012 Restricted Stock Plan are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted with respect to these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

If a shareholder is a participant in the Banner Corporation Employee Stock Ownership Plan (“ESOP”), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant’s plan account.  Each participant in the ESOP may instruct the trustees how to vote the shares of common stock allocated to the participant’s plan account.  The instructions are confidential and will not be disclosed to Banner.  If an ESOP participant properly executes the proxy card, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions.  Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received or for which proper voting instructions are not received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.  The trustees of the ESOP are Directors Adams, Budke, Casper, Epstein, Klaue, Kravas, Lane, Layman, Orrico, Sirmon and Smith.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Banner common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Banner common stock.  Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the four nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of our director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the outstanding shares present in person or by proxy at the annual meeting.  Abstentions will have the same effect as a vote against the proposal.  Broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Ratification of the Selection of the Independent Auditor

Ratification of the selection of Moss Adams LLP as our independent auditor for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the outstanding shares present in person or by proxy at the annual meeting.  Abstentions will have the same effect as a vote against the proposal.  Our Board of Directors unanimously recommends that you vote FOR the ratification of the selection of the independent auditor.

Vote Required to Approve Proposal 4: Adoption of the 2012 Restricted Stock Plan

Adoption of the Banner Corporation 2012 Restricted Stock Plan requires the affirmative vote of a majority of the outstanding shares present in person or by proxy at the annual meeting.  Abstentions will have the same effect as a vote against the proposal.  Broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR adoption of the 2012 Restricted Stock Plan.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 24, 2012

Our Proxy Statement and 2011 Annual Report to Shareholders are available at www.bannerbank.com/proxymaterials.  The following materials are available for review: Proxy Statement; proxy card; and 2011 Annual Report to Shareholders.  Directions to attend the annual meeting, where you may vote in person, can be found online at http://meeting-rooms.portwallawalla.com/directions.htm.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying Banner’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in “street name,” you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2012, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Banner’s common stock other than directors and executive officers;

•	each director and director nominee of Banner;

•	each executive officer named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Banner and Banner Bank as a group.

Persons and groups who beneficially own in excess of five percent of Banner’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership under the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Banner’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

As of the voting record date, there were 17,878,229 shares of Banner common stock outstanding.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding

Beneficial Owners of More Than 5%

Donald Smith & Co., Inc.	1,691,839	(2)	9.46
Donald Smith Long/Short Equities Fund, L.P.
152 West 57th Street
New York, New York 10019

Thomas K. Brown Second Curve Capital, LLC 237 Park Avenue, 9th Floor New York, New York 10017	1,459,640	(3)	8.16

Wellington Management Company	1,338,568	(3)	7.49
280 Congress Street
Boston, Massachusetts 02210

BlackRock, Inc.	1,248,690	(4)	6.98
40 East 52nd Street
New York, New York 10022

Directors

Robert D. Adams	17,986	(5)	*
Gordon E. Budke	4,156		*
David B. Casper	9,923	(6)	*
Edward L. Epstein	6,659		*
Jesse G. Foster	9,902	(7)	*
D. Michael Jones	22,598	(8)	*
David A. Klaue	138,874	(9)	*
Constance H. Kravas	10,535	(10)	*
Robert J. Lane	6,714	(11)	*
John R. Layman	22,562	(12)	*
Brent A. Orrico	75,257	(13)	*
Gary Sirmon	36,589	(14)	*
Michael M. Smith	22,216	(15)	*

Named Executive Officers

Mark J. Grescovich**	39,773		*
Lloyd W. Baker	12,128	(16)	*
Richard B. Barton	4,931		*
Cynthia D. Purcell	2,656		*
Paul E. Folz	5,860	(17)	*

All Executive Officers and Directors as a Group (23 persons)	469,631		2.63

___________
*	Less than 1% of shares outstanding.
**	Also a director of Banner.
(1)
Shares held in accounts under the ESOP and shares of restricted stock granted under Mr. Grescovich’s employment agreement, as to which the holders have voting power but not investment power, are included as follows: Mr. Grescovich, 28,735 shares; Mr. Jones, 586 shares; Mr. Baker, 1,693 shares; Mr. Barton, 539 shares; Ms. Purcell, 1,069 shares; Mr. Folz, 537 shares; and all executive officers and directors as a group, 36,651 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options granted pursuant to Banner’s stock option plans: Mr. Budke, 2,592; Mr. Epstein, 2,592; Ms. Kravas, 2,592; Mr. Klaue, 2,000; Mr. Lane, 2,000; Mr. Layman, 2,000; Mr. Smith, 2,592; Mr. Baker, 1,000; Mr. Barton, 3,000; Ms. Purcell, 1,000; Mr. Folz, 3,000; and all executive officers and directors as a group, 27,367.

(2)
Based on a Schedule 13G dated February 10, 2012, which reports that Donald Smith & Co., Inc. has sole voting power over 1,369,074 shares and sole dispositive power over 1,691,839 shares; Donald Smith Long/Short Equities Fund, L.P.  has sole voting power over 12,812 shares and sole dispositive power over 1,691,839 shares; and Velin Mezinev has sole voting power over 399 shares and sole dispositive power over 1,691,839 shares.

(Footnotes continue on following page)

(3)	Based on a Schedule 13G dated February 14, 2012, which reports shared voting and dispositive power over the shares reported.
(4)	Based on a Schedule 13G dated January 20, 2012, which reports sole voting and dispositive power over the shares reported.
(5)	Includes 1,895 shares owned by a trust directed by Mr. Adams.
(6)	Includes 2,423 shares held jointly with his wife.
(7)	Includes 6,258 shares owned solely by his wife.
(8)	Includes 142 shares held as custodian for minors.
(9)	Includes 87,834 shares owned by companies controlled by Mr. Klaue.
(10)	Includes 873 shares held jointly with her husband.
(11)	Includes 4,714 shares held jointly with his wife.
(12)	Includes 10,714 shares which have been pledged.
(13)	Includes 44,706 shares owned by companies controlled by Mr. Orrico and 18,827 shares owned by trusts directed by Mr. Orrico.
(14)	Includes 12,900 shares owned by companies controlled by Mr. Sirmon.
(15)	Includes 1,457 shares held jointly with his wife, 2,285 shares owned solely by his wife and 7,142 shares owned by a company controlled by Mr. Smith.
(16)	Includes 121 shares owned solely by his wife and 8,489 shares held jointly with his wife.
(17)	Includes 1,826 shares held jointly with his wife.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of 14 members and is divided into three classes.  One-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  Effective as of the annual meeting, however, David B. Casper, who has reached our mandatory retirement age, will retire.  At that time, the Board will reduce its size from 14 to 13 members.  The table below sets forth information regarding each director of Banner and each nominee for director.  The Corporate Governance/Nominating Committee of the Board of Directors selects nominees for election as directors.  All of our nominees currently serve as Banner directors.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Gordon E. Budke, Constance H. Kravas, John R. Layman and Michael M. Smith.

Name	Age as of December 31, 2011	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES

Gordon E. Budke	70	2002	2015 (2)
Constance H. Kravas	65	2004	2015 (2)
John R. Layman	53	2007	2015 (2)
Michael M. Smith	57	2003	2015 (2)

DIRECTORS CONTINUING IN OFFICE

Robert D. Adams	70	1984	2013
Edward L. Epstein	75	2003	2013
Robert J. Lane	66	2007	2013
Gary Sirmon	68	1983	2013
Jesse G. Foster	73	1996	2014
Mark J. Grescovich	47	2010	2014
D. Michael Jones	69	2002	2014
David A. Klaue	58	2007	2014
Brent A. Orrico	62	1999	2014
____________
(1)	Includes prior service on the Board of Directors of Banner Bank for all directors who have served since 1995 or earlier.
(2)	Assuming election or re-election.

Information Regarding Nominees for Election.  Set forth below is the present principal occupation and other business experience during the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of Banner.

Gordon E. Budke is President of Budke Consulting, PLLC, which specializes in general business assistance to small and growing companies.  A Certified Public Accountant with over 35 years of experience in public accounting, Mr. Budke retired as a partner from Coopers & Lybrand (now PricewaterhouseCoopers) in October 1997.  His qualification as an audit committee financial expert was the primary reason for his nomination to the Board.  Mr. Budke also serves on the Board of Directors of Yokes Foods, Inc.

Constance H. Kravas is the University of Washington’s Vice President for Development and Alumni Relations and also serves as the President of the University of Washington Foundation.  Prior to joining the University of Washington in 2001, she served as Vice Chancellor for University Advancement at the University of California, Riverside, and as Vice President for Advancement of Washington State University and President of the Washington State University Foundation.  Ms. Kravas has over 31 years of experience in leadership and management positions for not-for-profit boards.

John R. Layman served as co-Vice Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007.  He is managing partner of Layman Law Firm, PLLP, with which he has been associated since 1983.  His areas of practice include real estate development, commercial litigation, personal injury and product liability.  He also has experience in corporate duties, securities litigation, fiduciary obligations and reporting requirements.

Michael M. Smith has managed a family-owned farming and orchard operation, B.T. Loftus Ranches, Inc., in Washington’s Yakima valley since 1974.  He is also a founder, director and former president of Yakima Chief, Inc., an international hops sales organization.  Mr. Smith’s career has afforded him experience in managing financial and operational aspects of agricultural companies.

Information Regarding Incumbent Directors.  Set forth below is the present principal occupation and other business experience during the last five years of each director continuing in office, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on Banner’s Board of Directors.

Robert D. Adams sold his business interests in 2005 as a partner in, and retired as President and Chief Executive Officer of, Carroll Adams Tractor Co., which sold and rented farm, industrial and consumer equipment and with which he was affiliated for 36 years.  Through his career, Mr. Adams developed expertise in management, risk assessment, and  agricultural and commercial building construction.

Edward L. Epstein retired in 2008 as a partner in the Portland, Oregon, law firm of Stoel Rives LLP, which he joined in 1962.  Mr. Epstein is a corporate lawyer who focused on mergers and acquisitions, federal income taxation of corporations, advice to boards of directors and corporate governance matters.  He co-chaired the firm’s mergers and acquisitions practice group for a number of years, and gave advice to businesses of all sizes, including those in the banking and financial services sector.

Robert J. Lane is a retired banking executive who spent his 29-year banking career with Seattle First National Bank, Idaho First National Bank, West One Bancorp and U.S. Bancorp.  Mr. Lane’s banking career afforded him the opportunity to gain expertise in management, credit-related production, corporate and commercial banking, and commercial real estate.  He is President of Lane Farms, Inc. of La Grande, Oregon and has other real estate and investment interests.

Gary Sirmon is Chairman of the Board and a director of Banner and Banner Bank.  He joined Banner Bank in 1980 as an Executive Vice President and served as its Chief Executive Officer from 1982 until February 2002.  Mr. Sirmon’s extensive career in banking has given him expertise in management, strategic planning, risk management, and mergers and acquisitions.

Jesse G. Foster is Vice Chairman of the Board and a director of Banner and Banner Bank.  Mr. Foster retired as an officer of Banner in 2003 and served as a consultant to Banner Bank until the end of 2010.  He was formerly the Chief Executive Officer, President and a Director of Inland Empire Bank, which he joined in 1962.  Mr. Foster’s banking career gave him expertise in all areas of banking.

Mark J. Grescovich is President and Chief Executive Officer, and a director, of Banner and Banner Bank.  Mr. Grescovich joined Banner and Banner Bank as President in April 2010 and became Chief Executive Officer in August 2010.  Prior to joining Banner and Banner Bank, Mr. Grescovich was the Executive Vice President and Chief Corporate Banking Officer for Akron, Ohio-based FirstMerit Corporation and FirstMerit Bank N.A., a commercial bank with $14.5 billion in assets and over 200 branch offices.  He assumed the role and responsibility for FirstMerit’s commercial and regional line of business in 2007, having served since 1994 in various commercial and corporate banking positions, including that of Chief Credit Officer.  Prior to joining FirstMerit, Mr. Grescovich was a Managing Partner in corporate finance with Sequoia Financial Group, Inc. of Akron, Ohio and a commercial and corporate lending officer and credit analyst with Society National Bank of Cleveland, Ohio.  He has a Bachelor of Business Administration degree in finance from Miami University and a Master of Business Administration degree, also in finance, from The University of Akron.  Mr. Grescovich’s career has provided him with a wealth of expertise in banking.

D. Michael Jones retired in 2010 as President and Chief Executive Officer of Banner and Banner Bank.  He joined Banner Bank in 2002 following an extensive career in banking, finance and accounting.  Mr. Jones is a Certified Public Accountant (inactive) and served as President and Chief Executive Officer from 1996 to 2001 for Source Capital Corporation, a lending company in Spokane, Washington.  From 1987 to 1995, Mr. Jones served as President of West One Bancorp, a large regional banking franchise based in Boise, Idaho.  Mr. Jones’ banking career has given him expertise in all areas of banking.

David A. Klaue served as Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007.  He is Chairman of the Board of Empire Lumber Co., a diversified wood products manufacturer with operations in Washington, Idaho and Montana; Felts Field Aviation, an air transportation company; Park Ranch Land & Cattle Co., a cow/calf feeder and hay producer; and Empire Investments, a real estate investment company, companies with which he has been affiliated for over 31 years.  He is a managing member in various other real estate investment, equipment and sales companies.  Mr. Klaue’s career has afforded him expertise in business, agricultural and real estate management.

Brent A. Orrico is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company, with which he has been affiliated for 16 years.  Mr. Orrico has 31 years of experience in banking and finance-related business activities, including having served as an executive officer at a major financial institution and being a founding member of two community banks.  Mr. Orrico also serves as a director of Islanders Bank.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors conducts its business through Board meetings and through its committees.  During the year ended December 31, 2011, the Board of Directors held 12 meetings.  No director attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

Committees and Committee Charters

The Board of Directors has standing Executive, Audit, Compensation, Risk and Corporate Governance/Nominating Committees.  The Board has adopted written charters for the Audit, Compensation, Risk and Corporate Governance/ Nominating Committees and although copies of these charters are not available on our website,  the charters, excepting the Risk Committee charter, must be attached to the annual meeting proxy statement at least once every three years or when the charter has been materially amended.  The Corporate Governance/Nominating Committee charter is attached to this Proxy Statement as Appendix A, the Audit Committee charter was attached to the Proxy

Statement for the 2011 annual meeting, and the  Compensation Committee charter was attached to the Proxy Statement for the 2010 annual meeting.

Executive Committee

The Executive Committee, consisting of Directors Orrico (Chairman), Budke, Foster, Grescovich, Lane and Sirmon, acts for the Board of Directors when formal Board action is required between regular meetings.  The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with Banner subsidiaries.  The Executive Committee did not meet during the year ended December 31, 2011.

Audit Committee

The Audit Committee, consisting of Directors Budke (Chairman), Adams, Layman and Smith, oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system.  It also has the sole authority to appoint or replace our independent auditor and oversees the activities of our internal audit functions.  The Audit Committee believes it has fulfilled its responsibilities under its charter.  The Committee met 16 times during the year ended December 31, 2011.

Each member of the Audit Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  In addition, the Board of Directors has determined that Mr. Adams and Mr. Budke meet the definition of “audit committee financial expert,” as defined by the SEC.

Compensation Committee

The Compensation Committee, which consists of Directors Lane (Chairman), Casper and Klaue, sets salary policies and levels for senior management and oversees all of our salary and incentive compensation programs.  The Committee believes it has fulfilled its responsibilities under its charter.  The Compensation Committee met three times during the year ended December 31, 2011.

Each member of the Compensation Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  The Committee meets, outside of the presence of Mr. Grescovich, to discuss his compensation and make its recommendation to the full Board, which then votes on his compensation.  Mr. Grescovich makes recommendations to the Compensation Committee regarding the compensation of all other executive officers.  The Committee considers the recommendations of Mr. Grescovich and makes its recommendation to the full Board, which then votes on executive compensation.

Risk Committee

The Risk Committee, consisting of Directors Orrico (Chairman), Budke, Grescovich, Lane and Sirmon, was established in September 2010 to provide effective oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor and manage our credit risk, market and liquidity risk, interest rate risk and operating risk, including technology, legal and compliance risk.  The Committee also reviews management’s strategies and policies for managing these risks and serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness.  The Risk Committee met four times during the year ended December 31, 2011.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee, consisting of Directors Orrico (Chairman), Epstein and Kravas, assures that we maintain the highest standards and best practices in all critical areas relating to the management of the business of Banner.  The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies.  The Corporate Governance/Nominating Committee believes it has fulfilled its responsibilities under its charter.  Each member of the Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  The Committee met four times during the year ended December 31, 2011.

The Corporate Governance/Nominating Committee met on January 24, 2012 to nominate directors for election at the annual meeting.  Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s level of success and respect in the candidate’s field, as well as the candidate’s independence, communication skills, education, character and community involvement.  The Committee also considers the candidate’s knowledge of the banking business and whether the candidate would provide for adequate representation of our market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  The Committee does not specifically consider diversity in identifying nominees for director; however, the Committee believes that the judicious application of the criteria described above provide Banner with a well-rounded and effective Board with a diverse range of experience and perspectives.

In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Banner director.  The Committee will consider director candidates recommended by our shareholders.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

Leadership Structure

The positions of Chairman of the Board and of President and Chief Executive Officer are held by two persons.  This has been the case since 1995, when Banner was formed to become the holding company for Banner Bank.  The Board believes this structure is appropriate for Banner because it provides the Board with capable leadership and independence from management.  It also allows the President and Chief Executive Officer to focus on the day-to-day business of managing Banner, while the Chairman leads the Board.

Board Involvement in the Risk Management Process

The Board of Directors recognizes that effective risk management requires a high level of cooperation between the Board and senior management.  Nonetheless, the Board has established and maintains its independence in overseeing the conduct of Banner, including the risk management process.  The Board’s leadership structure takes into account its risk administration function by the conduct of its business through Board meetings and through its committees, in particular the Corporate Governance/Nominating, Audit and Risk Committees, as well as by the separation of the positions of Chairman of the Board and of President and Chief Executive Officer as described above.

Directors keep themselves informed of the activities and condition of Banner and of the risk environment in which it operates by regularly attending Board and assigned Committee meetings, and by review of meeting materials, auditor’s findings and recommendations, and supervisory communications.  Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Banner and the Banks by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.  The Corporate Governance/ Nominating Committee monitors and evaluates director training and information resources.

The Board oversees the conduct of Banner’s business and administers the risk management function by:

•	selecting, evaluating, and retaining competent senior management;

•	establishing, with senior management, Banner’s long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;

•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;

•	overseeing Banner’s business performance; and

•	ensuring that the Banks help to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Banner and the Banks.

The Board ensures that all significant risk taking activities are covered by written policies that are communicated to appropriate employees.  Specific policies cover material credit, market, liquidity, operational, legal and reputation risks.  The policies are formulated to further Banner’s business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Banner’s and the Banks’ circumstances.  The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Banner against external crimes and internal fraud and abuse.

The Board’s policies also establish mechanisms for providing the Board with the information needed to monitor Banner’s operations.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of the risk under consideration and Banner’s and the Banks’ unique circumstances.

The Board further enhanced its involvement in the risk management process in September 2010 by the establishment of a Risk Committee.  The Risk Committee reviews management’s strategies and policies for managing enterprise-wide risks and the processes established to identify, measure, monitor and manage those risks.  The Risk Committee also serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness.

The Board has also established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee.  In addition, an annual external audit is performed. The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Banner’s regulators.  Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Corporate Governance/Nominating Committee is responsible for initiatives to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and NASDAQ rules governing corporate governance.  The Committee will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Code of Ethics.  On June 19, 2003, the Board of Directors adopted the Officer and Director Code of Ethics.  The Code is applicable to each of our directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics was filed as an exhibit to Banner’s Annual Report on Form 10-K for the year ended December 31, 2004.

Communications with Shareholders.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Banner Corporation, 10 S. First Avenue, Walla Walla, Washington 99362.  Any communication must state the number of shares beneficially owned by the shareholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of shareholders.  All directors, except Mr. Adams, attended last year’s annual meeting of shareholders.

Related Party Transactions.  We have a number of written policies governing transactions with related parties.  These policies are intended to ensure that all transactions entered into with related parties are in the best interests of Banner and its shareholders.  As a general rule, transactions with directors and officers, and their related interests are prohibited.  An exception applies to normal banking relationships.

Our Code of Ethics provides that where an officer or director finds that any financial or business relationship with customers, consultants, or vendors may impair, or appear to impair, the independence of business judgment on behalf of Banner, that person must (1) disclose fully to a supervisor, the Chief Executive Officer or to the Board of Directors the existence and nature of the conflict and (2) remove and insulate himself/herself from all decision-making and action related to that financial or business activity of Banner.  Each year, our directors and officers complete a conflict of interest questionnaire to ensure that no conflicts, or potential conflicts, of interest are overlooked.

The Banks have followed a policy of granting loans to our employees, officers and directors, which fully complies with all applicable federal regulations.  All outstanding loans to our directors and executive officers: (1) were made in the ordinary course of business; (2) were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Banks; and (3) did not involve more than the normal risk of collectibility or present other unfavorable features when made.  Loans made to executive officers and directors are granted pursuant to the normal underwriting procedures of the Banks.  Loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to that person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.  All lines of credit to insiders that, combined with other loans, do not exceed $500,000 for directors and their related interests or $100,000 for executive officers and that do not fall within the exceptions to Regulation O of the Board of Governors of the Federal Reserve System must be approved by the Board of Directors at least annually.  All loan approval and review procedures are governed by written policies.

In addition, each director and executive officer completes a form annually to identify all related interests.  Deposit and loan accounts of directors, executive officers and related interests are then coded with special markers so that developments can be tracked.  Our Regulation O officer, a compliance specialist, monitors developments monthly and completes a quarterly report of Regulation O compliance which is submitted to the Board of Directors.

Director Independence.  Our common stock is listed on The NASDAQ Global Select Market.  In accordance with NASDAQ rules, at least a majority of our directors must be independent directors.  The Board has determined that 11 of our 14 directors are “independent,” as defined by NASDAQ.  Robert D. Adams, Gordon E. Budke, David B. Casper, Edward L. Epstein, David A. Klaue, Constance H. Kravas, Robert J. Lane, John R. Layman, Brent A. Orrico, Gary Sirmon and Michael M. Smith are independent.

DIRECTORS’ COMPENSATION

Director Compensation Table

The following table shows the compensation paid to our non-employee directors for 2011.  Compensation information for Mark J. Grescovich, a director and our President and Chief Executive Officer, is included in the section entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)(1)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Robert D. Adams	49,000	--	903	49,903
Gordon E. Budke	73,000	--	1,369	74,369
David B. Casper	37,000	--	710	37,710
Edward L. Epstein	41,250 (3)	--	798	42,048
Jesse G. Foster	39,500 (3)	(4)	73,949 (5)	113,449
David A. Klaue	36,000	--	683	36,683
Constance H. Kravas	35,000	--	654	35,654
D. Michael Jones	35,500 (3)	8,871 (6)	181,682 (7)	226,053
Robert J. Lane	39,750	--	789	40,539
John R. Layman	49,000	--	885	49,885
Brent A. Orrico	64,300 (8)	--	834	65,134
Gary Sirmon	59,500 (3)	(9)	140,190 (10)	199,690
Michael M. Smith	48,000	--	864	48,864
_____________
(1)
The following directors deferred all or a portion of their fees into Banner common stock or life insurance, pursuant to the deferred fee agreements described below: Adams, Casper, Klaue, Kravas, Layman, Orrico and Smith.

(2)
Unless otherwise noted, consists of business and occupation tax reimbursement. Effective July 1, 2010, Washington State subjects directors’ fees to a 1.8% business and occupation tax, which Banner has agreed to reimburse or pay on each director’s behalf.

(3)	Includes $2,500 in fees for attending meetings of the Board of Directors of Community Financial Corporation, a subsidiary of Banner Bank.
(4)	The present value of Mr. Foster’s supplemental retirement benefits decreased by $56,382 in 2011.
(5)	Mr. Foster received $72,000 pursuant to his supplemental retirement agreement (as described below), as well as of $1,949 for life insurance premiums paid and business and occupation tax reimbursement.
(6)	Consists of above-market earnings on deferred compensation. The present value of Mr. Jones’ supplemental retirement benefits decreased by $105,753 in 2011.
(7)
Mr. Jones received $178,733 pursuant to his supplemental retirement agreement (as described below), including $44,683 accrued in 2010 but paid in 2011, as well as an aggregate of $2,949 for life insurance premiums, country club dues, and business and occupation tax reimbursement.

(8)	Includes $19,800 in fees for attending meetings of the Board of Directors of Islanders Bank.
(9)	The present value of Mr. Sirmon’s supplemental retirement benefits and salary continuation plan decreased by $62,327 in 2011.
(10)
Mr. Sirmon received $77,062 pursuant to his salary continuation agreement and $57,604 pursuant to his supplemental retirement agreement (each as described below), as well as an aggregate of $5,524 for life insurance premiums, country club dues, and business and occupation tax reimbursement.

During the year ended December 31, 2011, non-employee directors of Banner received an annual retainer of $33,000 and a fee of $1,000 per committee meeting attended.  The Chairman of the Board receives an additional $20,000 annual retainer, the Chairman of the Audit Committee receives an additional $20,000 annual retainer and the Chairmen of the Compensation Committee, Risk Committee and Corporate Governance/Nominating Committee receive an additional $250 per committee meeting attended.  Non-employee directors who serve on the Board of Community Financial Corporation, a subsidiary of Banner Bank, receive $500 for each meeting attended. Non-employee directors who serve on the Board of Islanders Bank receive an annual retainer of $17,400 and $300 per committee meeting attended.  Officers of Banner or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Board committees. The Board of Directors typically determines whether to adjust the annual retainer and meeting fees of directors in April of each year and from time to time requests recommendations from the Compensation Committee.

In order to encourage the retention of qualified directors, we have entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement.  Each director may direct the investment of the deferred fees toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account.  We have established grantor trusts to hold the common stock and mutual fund-style investments.  The assets of the trusts are considered part of our general assets and the directors have the status of unsecured creditors of Banner with respect to the trust assets.  The deferred fee agreements provide pre-retirement death and disability benefits in an amount equal to the value of the director’s account balance upon the occurrence of either event.  At retirement, a director, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years.  In connection with its acquisitions, Banner also assumed liability for certain deferred compensation plans for the acquired institutions’ directors.  At December 31, 2011, our estimated deferred compensation liability accrual with respect to non-employee directors under these agreements was $2.9 million.

Banner Bank entered into agreements to provide supplemental retirement benefits to Messrs. Foster, Jones and Sirmon while each was employed by Banner as an executive officer.  Banner Bank has purchased life insurance to recover the benefits payable under these agreements upon each man’s death.  The agreements provide that, following retirement at or after attaining age 62 (age 65 for Mr. Jones) and for a minimum of a 180-month period thereafter, Banner Bank will pay each man (or his beneficiary) an annual benefit based on his level of pre-retirement compensation and other retirement benefits.  Mr. Foster’s monthly benefit is $6,000 and was first paid on January 1, 2004.  Mr. Jones’ monthly benefit is $11,171 and was first paid on March 1, 2011.  Mr. Sirmon’s monthly benefit is approximately $4,800 and was first paid on August 1, 2005.

Banner Bank entered into a salary continuation agreement in October 1993 with Mr. Sirmon, a director and former Chairman, President and Chief Executive Officer of Banner and Banner Bank, to ensure his continued service through retirement.  Banner Bank has purchased life insurance to recover the benefits payable under the agreement upon Mr. Sirmon’s death.  Mr. Sirmon retired on July 16, 2005 and will receive monthly payments over a minimum of a 180-month period following retirement.  Mr. Sirmon’s monthly benefit is approximately $6,422 and was first paid on August 1, 2005.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Banner Board of Directors is responsible for setting the policies and compensation levels for Banner directors, officers and employees, while the Compensation Committee of the Banner Bank Board of Directors is responsible for setting the policies and compensation levels for Banner Bank directors, officers and employees.  Banner Bank is the primary subsidiary of Banner.  Each Committee is responsible for evaluating the performance of its Chief Executive Officer while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the appropriate Committee regarding compensation levels.

The Compensation Committee continually reviews executive compensation.  The recent economic downturn has impacted and will continue to impact our compensation for the foreseeable future.  In particular, we have not paid any bonuses to the named executive officers since 2007 and do not anticipate paying any bonuses to the named executive officers for 2012.  On November 21, 2008, Banner received $124 million from the U.S. Department of the Treasury as part of the Capital Purchase Program.  The additional capital is intended to enhance our capacity to support the communities we serve through expanded lending activities and economic development.  Participation in this program affects executive compensation, as described below.

Impact of American Recovery and Reinvestment Act of 2009 on Executive Compensation.  Effective November 21, 2008, Banner completed the sale to the U.S. Department of the Treasury (the “Treasury”) of 124,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), with a related warrant to purchase 243,998 shares (adjusted for the 2011 reverse stock split) of Banner’s common stock (the “Treasury Warrant”).  The issuance was the result of the Treasury’s approval of Banner’s application to participate in the Treasury’s Capital Purchase Program, which was established by Treasury pursuant to the authority granted by the Emergency Economic Stabilization Act of 2008 (the “EESA”).  Banner was required to make certain changes to its executive compensation arrangements as necessary to comply with the provisions of the EESA.  Effective February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”).  The ARRA amends the provisions of the EESA that are applicable to Troubled Asset Relief Program (“TARP”) recipients, such as Banner.  Accordingly, Banner is now subject to additional limitations on executive compensation, including a provision for recovery of bonus, retention awards, or incentive compensation paid based on earnings, revenue, gains or other criteria later found to be materially inaccurate, a prohibition on making golden parachute payments (including payments on account of termination of employment), a prohibition on paying or accruing any bonus, retention award or incentive compensation (except for certain grants of long-term restricted stock), and providing tax gross-ups.  These restrictions and prohibitions apply to various Banner officers, as discussed in greater detail herein.

In addition to the limitations on executive compensation as a result of Banner’s participation in TARP, we are also required to annually permit shareholders to vote to approve executive compensation.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers.  At last year’s annual meeting of shareholders, the resolution was approved by 97% of the shares present for purposes of voting on executive compensation.  The Board and Compensation Committee considered the affirmative vote of the shareholders on the say-on-pay resolution at last year’s annual meeting and determined that existing executive compensation practices were deemed reasonable.

Objectives and Overview of the Compensation Program.  Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders.  The principles underlying the executive compensation policies include the following:

•	to attract and retain key executives who are vital to our long-term success and are of the highest caliber;

•	to provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance;

•	to motivate executives to enhance long-term shareholder value by granting awards tied to the value of our common stock; and

•	to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of Banner and Banner Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Banner and Banner Bank during the year.

Compensation Consultant. In late 2010, the Banner Compensation Committee engaged Swanson Advisory Services, LLC to assist the Committee with its periodic review of Banner’s executive pay practices by performing a total compensation benchmarking analysis.  In particular, Swanson reviewed and analyzed the current executive compensation and benefit practices for the named executive officers, comparing these practices to those of Banner’s peer group.  The peer group consists of 23 financial institutions ranging in total assets from $1 billion to $12.6 billion and headquartered in Washington, Oregon, Montana, California, Nevada, Colorado and New Mexico.  Swanson presented data in two groupings: (1) the subset of 12 Northwest financial institutions Banner has historically monitored, and (2) all 23 financial institutions, including 11 western institutions that are similar in asset size to Banner.  Banner has historically monitored the following 12 financial institutions:

AmericanWest Bancorporation	Pacific Continental Corporation
Cascade Bancorp	Sterling Financial Corp.
Cascade Financial Corp.	Umpqua Holdings Corporation
Columbia Banking System	Washington Banking Co.
First Interstate BancSystem	Washington Federal
Glacier Bancorp, Inc.	West Coast Bancorp

Banner monitored this peer group because management believes these institutions represent Banner’s most direct competitors in the markets it serves, in terms of services offered as well as competition for employees.  Swanson added the following western financial institutions to its analysis:

Co Biz Financial	PacWest Bancorp
CVB Financial Corp	PremierWest Bancorp
F&M Bank of Long Beach	Westamerica Bancorporation
First State Bancorporation	Western Alliance Bancorp
Nara Bancorp	Wilshire Bancorp
Pacific Capital Bancorp

These institutions were added to provide better comparative data for financial institutions similar to Banner in terms of asset size.  Swanson presented the results of its benchmarking analysis to the Compensation Committee in October 2010.  The Committee considered the results of the analysis in determining whether any changes to executive compensation were necessary; however, as a result of restrictions on executive compensation as a result of Banner’s participation in the Treasury’s Capital Purchase Program, the Committee made no changes based on the analysis presented by Swanson.

Compensation Program Elements.  The Compensation Committees focus primarily on the following five components in forming the total compensation package for our named executive officers:

•	base salary;

•	incentive compensation;

•	deferred compensation;

•	long-term incentive compensation; and

•	participation in a supplemental executive retirement program.

The current compensation plans involve a combination of base salary, deferred compensation, long-term incentive compensation and a supplemental executive retirement program to ensure the continued service of executive officers.  During the year ended December 31, 2011, there were no at-risk incentives to reward short-term performance and none are contemplated for 2012 as a result of Banner’s participation in the Treasury’s Capital Purchase Program.

Base Salary.  The salary levels of executive officers are designed to be competitive within the banking and financial services industries.  In addition to the benchmarking analysis described above, the Compensation Committees evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States.  The Committees’ peer group analyses focus on asset size, nature of ownership, type of operation and other common factors.  Specifically, the Committees annually review the 2011 Northwest Financial Industry Salary Survey prepared by Milliman (actuaries and consultants) in association with the Washington Bankers Association, the Washington Financial League and the Oregon Bankers Association, covering 102 Northwest financial organizations in Washington, Oregon and Idaho, the Northwest Information Technology Salary Survey prepared by Milliman, with data from 69 major Northwest IT employers, the Moss Adams 2011 Community Bank Compensation Survey, covering 120 respondents, the 2010/2011 Financial Services Survey Report on Executive and General Industry Personnel Compensation prepared by Towers Watson covering 109 financial services organizations, as well as similar Tower Watson reports on consumer finance and mortgage-based banking personnel, commercial lending and trust services personnel and retail banking personnel, the 2011 IT Salary Survey prepared by Janco Associates, Inc. covering 281 large companies and 703 mid-sized companies representing all industries, and the 2011 Accounting and Finance Salary Guide prepared by Robert Half International.

The Compensation Committees take a number of factors into account when setting the base salaries of the named executive officers.  These factors include peer data provided by compensation consultants and the Committees’ review of compensation surveys, the officer’s level of experience, the responsibilities assigned to the officer and the officer’s performance during the previous year.

Incentive Compensation Program. Historically, a short-term incentive plan had been in effect for the officers of Banner Bank which was designed to compensate for performance.  The plan was designed to provide for incentive compensation with established targets of 35% of salary for the Chief Executive Officer, 30% of salary for executive vice presidents and 18% to 25% of salary for certain other officers.  In certain circumstances, incentive compensation was payable at higher levels based on exceptional performance.  As a result of the economic environment and Banner’s operating results, however, no awards were contemplated or paid under this plan for the years ended December 31, 2009 and 2010. No awards were contemplated or paid under this plan to executive officers for the year ended December 31, 2011, although the plan was revised in 2011 to provide for incentive compensation with reduced established targets of between 10% and 15% of salary for non-executive officers, with higher payouts possible for exceptional performance. In making awards under this plan, the Compensation Committee, the President and Chief Executive Officer or executive officers, as appropriate, reviewed quantifiable data related to specific shared corporate goals and individual performance goals.  Individual performance goals varied significantly depending primarily on the assigned responsibilities of each officer and may have included such items as business unit performance measures, staff management, project completion, or individual loan or deposit production totals.  Banner’s participation in the Treasury’s Capital Purchase Program currently prohibits it from paying or accruing any bonus, retention award or incentive compensation to its five most highly compensated employees; therefore, Messrs. Grescovich, Barton and Folz, Ms. Purcell and one employee who is not a named executive officer were not eligible to receive incentive awards for the year ended December 31, 2011.  This prohibition will be effective for as long as shares of Banner’s Series A Preferred Stock sold to the Treasury continue to be held by the Treasury. Future incentive awards for eligible executive vice presidents and certain other officers under a short-term incentive plan, such as that described above, will depend upon Banner’s operating results, among other factors.

Deferred Compensation.  In 2004, we adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement.  Each executive officer may direct the investment of the deferred compensation toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account.  We established grantor trusts to hold the common stock and mutual fund-style investments.  The assets of the trusts are considered part of our general assets and the executive officers have the status of unsecured creditors of Banner with respect to the trust assets.  The deferred compensation agreements provide pre-retirement death and disability benefits in an amount based on the value of the executive officer’s account balance upon the occurrence of either event.  At retirement, an executive officer, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years.  At December 31, 2011, our estimated deferred compensation liability accrual with respect to executive officers under these agreements was $192,000.

Section 401(a)(17) of the Internal Revenue Code limits the amount of compensation that is considered for purposes of determining the maximum contribution to Banner Bank’s tax-qualified profit sharing plan by eligible employees.  For 2011, this limit was $245,000 and remains the same for 2012.  In previous years, we have credited executive officers whose total compensation exceeds this amount with additional deferred compensation to restore amounts that could not be contributed to the profit sharing plan as a result of the Section 401(a)(17) limitation.  However, for 2010 and 2011 we did not provide any such credits to our executive officers.

Long-Term Incentive Compensation.  Our shareholders approved the 1996 Management Recognition and Development Plan, the 1996 Stock Option Plan, the 1998 Stock Option Plan and the 2001 Stock Option Plan, under which grants of stock options and awards of restricted shares are outstanding, but no further grants or awards may be made.  We believe that stock ownership by our officers is a significant factor in aligning the interests of the officers with those of shareholders.  Stock options and stock awards under these plans are allocated based upon the officers’ level of responsibility and expected contributions to Banner and Banner Bank as judged by the Compensation Committee or the Board of Directors.  The Compensation Committee considers a number of factors in granting equity awards.  These factors differ from year to year, but generally include a review of trends in making awards by Banner’s peer group and the Committee’s view on what is necessary for retention, as well as the potential recipient’s other compensation and value to Banner.  The Compensation Committee does not place any specific weight on any of the factors it considers.  As a result of the limited number of stock options available for granting purposes, no stock options were granted in 2010 and 2011, and authority to make additional grants expired effective April 20, 2011.

Stock ownership is enhanced through participation in our ESOP, under which eligible employees receive an allocation of Banner stock based on a percentage of eligible wages.  We also provide a 401(k) profit sharing plan.  The Board of Directors has appointed an administrative committee of Banner Bank officers to administer the ESOP and the 401(k) plan, and the named executive officers participate in both of these plans.  On an annual basis, the Board of Directors establishes the level of employer contributions to the ESOP and the 401(k) plan, which applies to all eligible participants including the named executive officers.  In 2008, we contributed two percent of eligible wages into the ESOP on behalf of each eligible participant, and we matched the first four percent of participants’ contributions into the

401(k) plan each payroll period.  In 2009, we matched the first four percent of participants’ contributions into the 401(k) plan for the month of January but did not contribute to either the ESOP or 401(k) plan thereafter because the Board of Directors considered it prudent to reduce employee benefit costs as an expense saving measure during a year of reduced profitability.  We did not make any ESOP or 401(k) plan contributions in 2010 or 2011.

On June 13, 2006, the Board of Directors adopted the Banner Corporation Long-Term Incentive Plan, in accordance with the recommendations made by Banner’s Compensation Committee.  The plan is an account-based type of benefit, the value of which is directly related to changes in the value of Banner common stock, commonly known as a “phantom stock plan.”  The primary objective of the plan is to encourage retention and reward performance by allowing executives who remain with Banner or Banner Bank for a five-year period of time to share in increases in the value of Banner’s common stock.  Although the plan benefits are tied to the increase in value of Banner stock during the vesting period, the plan benefit is paid in cash rather than Banner stock, hence the term “phantom stock.”  The plan was amended on May 5, 2008 to eliminate the 25% cap on the amount of any annual increase in the value of an award, to clarify certain provisions and to allow for the repricing of existing and future awards.

Within 30 days after a grant of phantom stock, the participant must elect how and when plan benefits will be paid.  One election relates to the timing of when the benefit will be paid: upon separation from service; at a specific time; or upon completion of 60 months of continuous service.  If no election is made, payment will be made upon the participant’s separation from service.  In the case of certain key employees, payment may be delayed for six months in order to comply with Section 409A of the Internal Revenue Code.  The other election relates to the form of payment, with the choices being a lump sum or monthly installments over 120 months.  If no election is made, distribution will be in the form of a lump sum.  With respect to monthly installments, there will be no change in a monthly installment amount based on changes in the value of Banner stock or dividends.  Instead, the value of the long-term incentive benefit will be adjusted annually to reflect Banner Bank’s average earning assets rate for the preceding year.  The initial awards under this program were made in July 2006.  Subsequent awards are granted at the discretion of the Compensation Committee as it deems appropriate.  In 2011, only non-executive officers received awards under the Long-Term Incentive Plan.  Banner’s participation in the Treasury’s Capital Purchase Program currently prohibits it from paying or accruing any bonus, retention award or incentive compensation, which includes a grant of phantom stock, to its five most highly compensated employees; therefore, Messrs. Grescovich, Barton and Folz, Ms. Purcell and one employee who is not a named executive officer were not eligible to receive phantom stock awards for the year ended December 31, 2011.  This prohibition will be effective for as long as shares of Banner’s Series A Preferred Stock sold to the Treasury continue to be held by the Treasury.  However, we paid out the value (dividends only) of the 2006 grant, which vested in 2011, to Messrs. Baker, Barton and Folz, and Ms. Purcell.

In connection with Mr. Grescovich’s employment, we entered into an employment agreement with him.  The agreement provided for two grants of Banner’s common stock in the form of restricted stock on the sixth and eighteenth month anniversaries of the effective date of the agreement.  The first grant was made on August 22, 2010 and the second on August 22, 2011.  The aggregate value of each restricted stock grant was $250,000 and one third of each restricted stock grant will vest on each of the next three anniversaries following the grant, unless there is an earlier change in control while Mr. Grescovich is actively employed, in which case all of the restricted stock will vest.  The shares may not be sold while Mr. Grescovich is employed by us and the grants are subject to restrictions, including restrictions on transferability, imposed by the Treasury as a result of Banner’s participation in the Treasury’s Capital Purchase Program.

Supplemental Executive Retirement Program.  We have adopted a supplemental executive retirement program (“SERP”) for each of the named executive officers except Mr. Grescovich.  The SERP is intended to encourage retention by ensuring that the named executive officers reach a targeted retirement income, recognizing their value to Banner and rewarding them for their long-term service commitments.  At termination of employment at or after retirement age and achievement of a service requirement, the executive’s annual benefit under the SERP, which may be reduced by certain other retirement benefits, would be computed as a percentage of the executive’s final average compensation (as defined in the plan) and the executive’s annual years of service (called the “supplemental benefit”).  The executives are eligible for a reduced benefit upon early retirement if they meet the years of service requirements in their individual agreements; however, no benefit payment will begin before retirement age.  The SERP also provides for payments in the event of an executive’s disability or death, or termination in the event of a change in control, all as discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.”  Executives’ receipt of payments under the SERP are subject to confidentiality and non-competition provisions.  The executive officers have the status of unsecured creditors of Banner Bank with respect to the benefits accrued under the SERP.

Allocation of Compensation.  We do not have any specific policies regarding allocation of total compensation between short-term and long-term elements, or cash and non-cash elements.  For 2011, the composition of total compensation for our named executive officers was as follows:

Type of Compensation	Percentage of Total Compensation

Base salary	58%
Deferred compensation and long-term incentive compensation (including restricted stock grant)	9
Supplemental executive retirement program	28
All other compensation	5

Compensation Committee Report

The Compensation Committee of Banner’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Committee’s discussion with management, the Compensation Committee recommended that the Board of Directors approve and include the Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Committee certifies that:

(1)           It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Banner;

(2)      It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Banner; and

(3)      It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Banner to enhance the compensation of any employee.

In April and October 2011, the Banner Compensation Committee met with the Senior Risk Management Officer to discuss, evaluate and review our senior executive officer compensation plans and employee compensation plans and the risks, if any, these plans pose to Banner as required by our participation in the Treasury’s Capital Purchase Program.  They met to determine whether any features in senior executive officer compensation plans could lead those officers to take unnecessary and excessive risks that would threaten the value of Banner, and whether any features in employee compensation plans unnecessarily expose Banner to risks, including any features of senior executive officer or employee compensation plans that would encourage behavior focused on short-term results rather than long-term value creation.  They also met to discuss, evaluate and review the terms of employee compensation plans for the purpose of determining whether they contain any feature that could encourage the manipulation of the reported earnings of Banner to enhance the compensation of an employee.

The Compensation Committee and Senior Risk Management Officer concluded that our senior executive officer compensation plans do not encourage the senior executive officers to take unnecessary and excessive risks that would threaten the value of Banner; that senior executive officer or employee compensation plans do not unnecessarily expose Banner to risks or contain any features that would encourage senior executive officer or employee behavior focused on short-term results rather than long-term value creation; and that employee compensation plans do not contain any feature that could encourage the manipulation of the reported earnings of Banner to enhance the compensation of an employee.

In reaching these conclusions, the Compensation Committee and Senior Risk Management Officer considered Banner’s Strategic Priorities, including achieving a moderate risk profile, building sustainable revenue growth and profitability, remaining core funded, and improving operating leverage; financial measures; Banner’s unique and material risks, including long-term and short-term risks; and the key features of senior executive officer and employee compensation plans.  They also considered information from the Swanson Advisory Services, LLC total compensation benchmarking analysis described above.

During 2011, senior executive officer compensation predominately consisted of base salary, long-term incentive compensation in the form of restricted stock granted to Mr. Grescovich, and the SERP for named executives other than Mr. Grescovich.  The Committee and the Senior Risk Management Officer noted that combined senior executive officer base salaries appeared reasonably balanced as a percentage of total compensation and that the level of combined senior executive officer base salaries appeared similar to peers and are therefore risk neutral with only a slight bias towards risk taking to enhance short-term earnings.  Although long-term incentive compensation was not a significant component of total compensation in 2011, they noted that long-term incentive compensation requires participants to remain in the active employment of Banner for an extended period of time (typically five years or more of vesting; three years’ vesting for restricted stock granted to Mr. Grescovich) to obtain the full benefit.  In addition, the value of long-term incentives are predominantly, if not wholly, dependent on the value of Banner’s common stock; therefore, these incentives serve to promote long-term value creation by each participant.

The Committee and the Senior Risk Management Officer noted that senior executive officers may elect to participate in deferred compensation plans as described elsewhere in this Proxy Statement and that they may direct the investment of deferred compensation toward the purchase of Banner common stock.  Risks associated with this feature of the plan are mitigated by several features of the plan, including: required advance selection of the form and timing of plan distributions; waiting periods in the event of making a change in desired distributions; and the inability of a senior executive officer to accelerate plan payments.  Further, Banner establishes grantor trusts to hold the investments associated with senior executive officer deferred compensation elections.  This means that senior executive officers have the status of unsecured creditors of Banner with respect to trust assets; therefore, participation in the deferred compensation plan creates a bias towards long-term value creation and the financial strength of Banner.

The SERP component of senior executive officer compensation also appears to create a bias towards long-term value creation because each participant is an unsecured creditor of Banner.  While a SERP participant’s benefits are tied, in part, to the value of Banner common stock because of the offset for tax-qualified benefits which includes the ESOP, the risks associated with this feature of the plan are mitigated by several provisions of the plan, including restrictions on changing the form of benefit and prohibitions on accelerating benefits.

The Compensation Committee and Senior Risk Management Officer further observed that Banner’s internal controls over financial reporting and disclosures which provide for an audited review of assets, liabilities, capital, revenues and expenses as well as the financial reports released to regulators, shareholders and the public provide for an extensive array of preventive and detective controls that individually and collectively serve to discourage and deter any senior executive officer or employee from contemplating or taking any action to manipulate reported earnings.  The Compensation Committee and Senior Risk Management Officer further concluded that senior executive officer compensation plans reflect the need for Banner to remain a competitive enterprise, to retain and recruit talented employees who will contribute to Banner’s future success, and ultimately to repay TARP Capital Purchase Program obligations.

On June 25, 2010, the Federal Reserve, the Federal Deposit Insurance Corporation, and the other Federal banking regulators issued comprehensive new guidance on incentive compensation practices.  The guidance is intended to assist banks in designing and implementing incentive compensation arrangements and related policies and procedures that effectively consider potential risks and outcomes.  The guidance requires that to be consistent with safety and soundness, incentive compensation arrangements, as defined, at a banking organization should:

•	provide employees incentives that appropriately balance risk and reward;

•	be compatible with effective controls and risk-management; and

•	be supported by strong corporate governance, including active and effective oversight by the bank’s Board of Directors.

Under the guidance, we must regularly review our incentive compensation arrangements for all executives and non-executive employees who, either individually or as part of a group, have the ability to expose Banner and Banner Bank to material amounts of risk (known as “covered employees”).  We must also regularly review the risk-management, control, and corporate governance processes related to these arrangements.  The goal is to ensure that incentive compensation arrangements do not encourage employees to expose us to “imprudent risks that may pose a threat to the safety and soundness” of the Bank.

In April and October 2011, the Compensation Committee met with the Senior Risk Management Officer to discuss, evaluate and review the incentive compensation plans of Banner and Banner Bank employees covered by the new Interagency Guidance.  They met to determine whether incentives appropriately balance risk and reward and are compatible with effective controls and risk-management.  The Compensation Committee and Senior Risk Management Officer concluded that Banner’s and Banner Bank’s covered employee incentive plans do not encourage imprudent risk-taking behavior, they appear to appropriately balance risk and reward, and they are compatible with effective controls and risk management practices.  In reaching these conclusions, the Compensation Committee and Senior Risk Management Officer considered Banner’s and Banner Bank’s strategic priorities, the long-term and short-term risks faced by Banner and Banner Bank, and the features of the identified incentive compensation plans for covered employees.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee

Robert J. Lane, Chair
David B. Casper
David A. Klaue

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table presents information regarding compensation for our named executive officers: (1) Mark J. Grescovich, our President and Chief Executive Officer; (2) Lloyd W. Baker, our Chief Financial Officer; and (3) our three other most highly compensated executive officers, who are Richard B. Barton, Cynthia D. Purcell and Paul E. Folz.  No executive officer of Islanders Bank or Community Financial Corporation is an executive officer of Banner.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(2)	All Other Compen- sation ($)(3)	Total ($)

Mark J. Grescovich (4)	2011	600,000	250,000	--	69,545	919,545
President and Chief	2010	496,154	250,000	--	42,626	788,780
Executive Officer

Lloyd W. Baker	2011	250,000	--	186,705 (5)	18,518	455,223
Executive Vice President,	2010	250,000	--	172,675 (5)	10,559	433,234
Chief Financial Officer	2009	250,000	--	180,550 (5)	10,090	440,640

Richard B. Barton	2011	254,000	--	162,965 (6)	28,526	445,491
Executive Vice President,	2010	254,000	--	116,653 (6)	19,715	390,368
Chief Lending Officer	2009	254,000	--	103,812 (6)	20,168	377,980

Cynthia D. Purcell	2011	285,000	--	234,116 (5)	14,051	533,167
Executive Vice President,	2010	283,750	--	50,201 (5)	5,888	339,839
Retail Banking and Administration	2009	270,000	--	144,445 (5)	6,536	420,981

Paul E. Folz	2011	260,000	--	196,846 (7)	15,666	472,512
Executive Vice President,	2010	260,000	--	113,903 (7)	7,676	381,579
Commercial Banking	2009	260,000	--	101,779 (7)	8,921	370,700
___________
(1)
Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 16 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2011.

(Footnotes continue on following page)

(2)	See Pension Benefits below for a detailed discussion of the assumptions used to calculate the Change in Pension Value.
(3)	Please see the table below for more information on the other compensation paid to our executive officers in 2011.
(4)	Mr. Grescovich was hired effective as of April 6, 2010.
(5)
Represents an increase in the value of the executive’s SERP. For Ms. Purcell, 2010 and 2009 amounts have been recalculated to conform to the current year’s presentation, which more accurately reflects the SERP agreement.

(6)
Consists of the following increases in the value of Mr. Barton’s SERP: $162,709 for 2011, $116,517 for 2010 and $103,753 for 2009; and the following amounts of above-market earnings on deferred compensation: $256 for 2011, $136 for 2010 and $59 for 2009.

(7)
Consists of the following increases in the value of Mr. Folz’s SERP: $196,098 for 2011, $113,507 for 2010 and $101,595 for 2009; and the following amounts of above-market earnings on deferred compensation: $748 for 2011, $396 for 2010 and $184 for 2009.

All Other Compensation.  The following table sets forth details of “All other compensation,” as presented above in the Summary Compensation Table.  The amounts reflected constitute contributions by Banner or Banner Bank for 2011.

Name	Transition and Travel Related Expenses	Dividends Paid on Vested Phantom Stock Awards	Dividends on Unvested Restricted Stock ($)	Life Insurance Premium ($)	Club Dues ($)	Company Car Allowance ($)	Total ($)

Mark J. Grescovich	60,969	--	2,772	1,590	3,171	1,043	69,545
Lloyd W. Baker	--	8,118	--	5,062	3,573	1,765	18,518
Richard B. Barton	--	8,118	--	5,611	8,797	6,000	28,526
Cynthia D. Purcell	--	8,118	--	2,360	3,171	402	14,051
Paul E. Folz	--	8,118	--	3,385	3,171	992	15,666

Employment Agreements and Perquisites.  We have entered into employment agreements with each of the named executive officers.  These agreements provide that each executive’s base salary is subject to annual review.  The current base salaries for 2012 for Mr. Baker, Mr. Barton, Ms. Purcell and Mr. Folz are $250,000, $254,000, $285,000 and $260,000, respectively (Mr. Grescovich’s salary is addressed below).  In addition to base salary, the agreements provide for the executive’s participation in the employee benefit plans and other fringe benefits applicable to executive personnel.  The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors of Banner Bank.  The agreements were extended on the following dates: Messrs. Barton and Folz, June 1, 2011, Mr. Baker, July 1, 2011 and Ms. Purcell, March 1, 2012.  The agreements provide that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”

The initial employment agreement with Mr. Grescovich, effective February 22, 2010, provided for certain benefits, including club dues, company car allowance and transition expenses.  During 2011, these expenses exceeded $25,000 principally due to transition and travel-related expenses, including personal lodging in the State of Washington and personal travel between Washington and Ohio.  The Compensation Committee believes that these expenses were a necessary part of Mr. Grescovich’s employment inducement award and essential to procuring and retaining his services as President and Chief Executive Officer of Banner.  The Board of Directors is currently planning to amend Mr. Grescovich’s employment agreement.  It is expected that the amended agreement will increase Mr. Grescovich’s base salary to $715,000 and will no longer provide for transition or personal travel expenses.  The amended agreement will also provide for a grant of restricted stock valued at $300,000 to Mr. Grescovich, pending shareholder approval of the 2012 Restricted Stock Plan, or if the the plan is not approved, a base salary of $975,000.

Outstanding Equity Awards

The following information with respect to outstanding stock and option awards as of December 31, 2011 is presented for the named executive officers.

	Option Awards (1)					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Mark J. Grescovich	--	--	--	--	--	28,735 (2)	492,805

Lloyd W. Baker	03/25/03	714	--	109.69	03/25/13
	12/16/04	285	--	221.97	12/16/14
						571 (3)	1,611

Richard B. Barton	06/03/02	2,000	--	154.32	06/03/12
	03/25/03	714	--	109.69	03/25/13
	12/16/04	285	--	221.97	12/16/14
						428 (3)	1,209

Cynthia D. Purcell	03/25/03	714	--	109.69	03/25/13
	12/16/04	285	--	221.97	12/16/14
						571 (3)	1,611

Paul E. Folz	06/03/02	2,000	--	154.32	06/03/12
	03/25/03	714	--	109.69	03/25/13
	12/16/04	285	--	221.97	12/16/14
						428 (3)	1,209
_________
(1)	Option grants vest pro rata over a five-year period from the grant date, with the first 20% vesting one year after the grant date.
(2)	Consists of awards of restricted stock on August 22, 2010 and 2011 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the grant date.
(3)	Consists of phantom stock awarded on May 5, 2008. The award vests after five years of service from the date of grant.

Option Exercises and Stock Vested

The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in 2011.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Mark J. Grescovich	--	--	5,522	75,458
Lloyd W. Baker	--	--	--	--
Richard B. Barton	--	--	--	--
Cynthia D. Purcell	--	--	--	--
Paul E. Folz	--	--	--	--

Pension Benefits

The following information is presented with respect to the nature and value of pension benefits for the named executive officers at December 31, 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mark J. Grescovich	N/A	--	--	--
Lloyd W. Baker	Supplemental Executive Retirement Program	17	1,629,020	--
Richard B. Barton	Supplemental Executive Retirement Program	5	556,638	--
Cynthia D. Purcell	Supplemental Executive Retirement Program	27	1,061,147	--
Paul E. Folz	Supplemental Executive Retirement Program	5	579,867	--
___________
(1)
Amounts shown assume normal retirement age as defined in individual agreements and an assumed life of 82 years for the recipient and recipient’s spouse, with the projected cash flows discounted at five and one-half percent to calculate the resulting present value. In prior years, the Company used six and one-half percent to calculate the present values. The change in the discount rate had the effect of increasing the present values in the current year and increased of the amount of 2011 compensation reported in the Summary Compensation Table on page 21.

Supplemental Executive Retirement Program.  We have adopted a SERP for each of the named executive officers except for Mr. Grescovich.  Banner Bank has purchased life insurance on each of the executives in an amount sufficient to recover the benefits payable under the SERP, payable upon their deaths.  The SERP provides for payments in the event of retirement, early retirement, disability, involuntary termination following a change in control and death.  These payments are discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.”

Nonqualified Deferred Compensation

The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(2)

Mark J. Grescovich	--	--	--	--	--
Lloyd W. Baker	--	--	553	--	8,875
Richard B. Barton	--	--	834	--	17,993
Cynthia D. Purcell	--	--	193	--	9,417
Paul E. Folz	--	--	2,644	--	55,990
__________
(1)	The following amounts, constituting above-market earnings, were reported as compensation in 2011 in the Summary Compensation Table: for Mr. Barton, $256; and for Mr. Folz, $748.
(2)
Of these amounts, the following amounts were previously reported as compensation to the officers in the Summary Compensation Table: for Mr. Baker, $4,310; for Mr. Barton, $5,345; for Ms. Purcell, $4,772; and for Mr. Folz, $8,391. Consists of employer contributions to the deferred compensation plan and for Messrs. Barton and Folz, also includes above-market earnings.

Potential Payments Upon Termination or Change in Control

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, early retirement, normal retirement and death.  In addition, our equity plans also provide for potential payments upon termination.  The following table shows, as of December 31, 2011, the value of potential payments and benefits following a termination of employment under a variety of scenarios.  However, as a result of Banner’s participation in the Treasury’s Capital Purchase Program, it is currently prohibited from making a golden parachute payment to a named executive officer or any of the next five most highly compensated employees.  For purposes of this restriction, a golden parachute payment means any payment for the departure from a TARP recipient for any reason, or any payment due to a change in control of the TARP recipient, except for payments for services performed or benefits accrued.  Excluded from the restriction are payments made in the event of an employee’s death or disability.  The affected executives signed compensation modification agreements to comply with the restriction against making golden parachute payments.  Accordingly, except for payments for services performed or benefits accrued, our named executive officers are not currently eligible to receive any payments upon termination without just cause or in connection with a change in control pursuant to their employment agreements or supplemental executive retirement program but they, or their beneficiaries, remain eligible to receive payments upon a termination due to death or disability.  The prohibition against golden parachute payments will be effective for as long as shares of Banner’s Series A Preferred Stock sold to the Treasury continue to be held by the Treasury.

	Death ($)	Disability ($)	Involuntary Termination ($)	Involuntary Termination Following Change in Control ($)	Early Retirement ($)	Normal Retirement ($)

Mark J. Grescovich
Employment Agreement	--	602,806 (1)	731,913 (2)	731,913 (2)	--	--
Equity Plans	492,805 (3)	492,805 (3)	--	492,805 (2)	--	--

Lloyd W. Baker
Employment Agreement	--	166,667 (4)	625,000 (2)	779,798 (2)	--	--
SERP	68,874 (4)	137,748 (4)	137,748 (5)	137,748 (5)	137,748 (5)	137,748 (4)
Equity Plans	--	--	--	1,611 (2)	--

Richard B. Barton
Employment Agreement	--	169,333 (4)	613,833 (2)	847,737 (2)	--	--
SERP	28,420 (4)	56,839 (4)	56,839 (6)	56,839 (6)	56,839 (6)	56,839 (4)
Equity Plans	--	--	--	1,209 (2)	--

Cynthia D. Purcell
Employment Agreement	--	190,000 (4)	617,500 (2)	875,128 (2)	--	--
SERP	77,211 (4)	154,421 (4)	105,591 (5)	105,591 (5)	105,591 (5)	133,816 (4)
Equity Plans	--	--	--	1,611 (2)	--

Paul E. Folz
Employment Agreement	--	173,333 (4)	628,333 (2)	846,488 (2)	--	--
SERP	29,514 (4)	59,027 (4)	59,027 (5)	59,027 (5)	59,027 (5)	59,027 (4)
Equity Plans	--	--	--	1,209 (2)	--
__________
(1)	Annually through the term of the employment agreement unless the Board exercises an election to discontinue.
(2)	Payment is prohibited as a result of Banner’s participation in the Treasury’s Capital Purchase Program.
(3)	Represents one-time accelerated vesting of restricted stock.
(4)	Indicates annual payments.
(5)	Indicates annual payments (which may not begin before age 62).
(6)	Indicates annual payments (which may not begin before age 68).

Employment Agreements.  The employment agreements with Messrs. Grescovich, Baker, Barton and Folz and Ms. Purcell provide for payments in the event of death, disability or termination.  In the event of an executive’s death during the term of his or her employment agreement, we will pay to the executive’s estate the compensation due through the last day of the calendar month in which his death occurred.

Mr. Grescovich’s agreement provides that if he becomes entitled to benefits under the terms of the then-current disability plan, if any, of Banner or Banner Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of his disability, the employment agreement is not suspended, except that (1) the obligation to pay Mr. Grescovich’s salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of the Board of Directors or the Compensation Committee, Banner or Banner Bank may discontinue payment of his salary beginning six months following a determination that he has become entitled to benefits under the disability plan or otherwise unable to fulfill his duties under his agreement. If Mr. Grescovich’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue

Code, and he is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of his death or the sixth month anniversary of his separation from service.

The employment agreements with Messrs. Baker, Barton and Folz and Ms. Purcell provide that if the executive becomes disabled or incapacitated to the extent that he or she is unable to perform the duties of his or her position, he or she shall receive short-term disability benefits equal to 100% of his or her monthly compensation beginning on the 15th day of disability and continuing until the 180th day of disability and long-term disability benefits equal to 66 2/3% of monthly salary beginning on the 181st day of disability and continuing until he or she attains age 65.  These benefits will be reduced by the amount of any benefits payable to the executive under any other disability program of Banner Bank.  The Bank currently provides disability benefits with certain limitations to all full time employees.  In addition, during any period of disability, the executive and his or her dependents shall, to the greatest extent possible, continue to be covered under all executive benefits plans of Banner Bank, including without limitation, its retirement plans, life insurance plan and health insurance plans, as if actively employed by Banner Bank.  If the executive is disabled for a continuous period exceeding six calendar months, Banner Bank may, at its election, terminate the employment agreement.

The employment of the executives is terminable at any time for just cause as defined in the agreements.  In addition, the employment of the executive may be terminated without just cause, in which case the agreement provides that he or she would continue to receive base salary over the remaining term, except for Mr. Grescovich, who would continue to receive his base salary for 12 months following the date of termination.  Mr. Grescovich’s agreement also entitles him to continuation of group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for the remainder of the term of his employment agreement.  As described previously, as a result of Banner’s participation in the Treasury’s Capital Purchase Program, it is currently prohibited from a making a payment upon termination without just cause to a named executive officer.

The employment agreements also provide for benefits in the event of the executives’ termination in connection with a change in control.  If, after a change in control, we (or our acquiror) terminate an executive’s employment or otherwise change the circumstances in which he or she is employed, or cause a reduction in responsibilities or authority or compensation or other benefits provided under the employment agreement without consent, other than for just cause, the agreements provide that we must pay to the executive and provide him or her, or the his or her beneficiaries, dependents and estate, with the following: (1) 2.99 times the executive’s base amount (as defined in Section 280G of the Internal Revenue Code of 1986) (for Mr. Grescovich, one times his base amount); and (2) during the period of 36 calendar months beginning with the event of termination, continued coverage under all Banner employee benefit plans as if the executive were still employed during that period under the employment agreement (for Mr. Grescovich, continued coverage is for the remaining term of his employment agreement).  The employment agreements limit these payments and do not allow payments of amounts in excess of the limits imposed by Section 280G of the Internal Revenue Code.  As described previously, as a result of Banner’s participation in the Treasury’s Capital Purchase Program, it is currently prohibited from making a payment in connection with a change in control to a named executive officer.

Supplemental Executive Retirement Program. We have adopted a supplemental executive retirement program (“SERP”) for each of the named executive officers, except Mr. Grescovich.  At termination of employment at or after attaining age 62 (age 68 for Mr. Barton) and having achieved a service requirement, the executive’s annual benefit under the SERP would be computed as the product of 3% (4% for Messrs. Barton and Folz) of the executive’s final average compensation (defined as the three calendar years of the executive’s annual cash compensation, including bonuses, which produce the highest average within the executive’s final eight full calendar years of employment) and the executive’s annual years of service (subsequent to January 1, 2007 for Messrs. Barton and Folz) (called the “supplemental benefit”).  However, the supplemental benefit would be limited such that the sum of (1) amounts payable from the executive’s other retirement benefits from Banner and Banner Bank and (2) the supplemental benefit may not exceed 60% of final average compensation (for Messrs. Barton and Folz, the supplemental benefit may not exceed the product of 3% times his total years of service and his final average compensation).  Payment of the supplemental benefit begins on the first day of the month next following the executive’s retirement date and continues monthly for the executive’s life, unless the executive is a specified employee (as defined in Section 409A of the Internal Revenue Code), in which case payment begins on the first day of the month following the six-month anniversary of the executive’s termination of employment.  The executives are eligible for a reduced benefit upon retirement prior to age 62 (age 68 for Mr. Barton) if they meet the years of service requirements in their individual agreements; however, no benefit payment will begin before age 62 (age 68 for Mr. Barton) and payments will be subject to the delayed distribution requirements if the executive is a specified employee.

In the event of an executive’s death, the executive’s surviving spouse shall receive a spouse’s supplemental benefit.  If the death occurs following the executive’s retirement date, the surviving spouse shall be entitled to a spouse’s supplemental benefit, payable for life, equal to 50% of the monthly amount of the supplemental benefit payable to the executive prior to his or her death.  If the death occurs while the executive is actively employed by Banner or any of its affiliates, the surviving spouse shall receive a spouse’s supplement benefit equal to 50% of the amount the executive would have received as a supplemental benefit if the executive’s retirement date had occurred on the date immediately preceding the executive’s death.

With respect to each of the named executive officers, the agreement provides that in the event of the executive’s involuntary termination of employment on or after the effective date of a change in control, the date of termination shall be treated as the executive’s retirement date and he or she shall be entitled to receive a supplemental benefit.  If the executive had reached his or her retirement date, the supplemental benefit would be calculated as described above for normal retirement and if the executive had not reached his or her retirement date but had satisfied the years of service requirement, the supplemental benefit would be calculated as described above for early retirement.  No benefit payment will begin before age 62 (age 68 for Mr. Barton) and payments will be subject to the delayed distribution requirements if the executive is a specified employee.  As described previously, as a result of Banner’s participation in the Treasury’s Capital Purchase Program, it is currently prohibited from making a payment in connection with a change in control to a named executive officer.

The supplemental benefit shall cease to be paid to the executive (and rights to the spouse’s supplemental benefit shall terminate) if the executive (1) discloses material confidential information or trade secrets concerning Banner Bank or any of its subsidiaries without its consent or (2) engages in any activity that is materially damaging to the Bank including engaging in competitive employment during the three-year period beginning on the executive’s retirement date (or in the case of Messrs. Barton and Folz, during the two-year period beginning on the date of his involuntary termination of employment on or after the effective date of a change of control).

Equity Plans.  Our 2001 Stock Option Plan and Long-Term Incentive Plan provide for accelerated vesting of awards in the event of a change in control.  If a change in control occurs: (1) all options granted and not fully exercisable will become exercisable in full; and (2) awards of phantom stock will vest fully and be payable within 60 days.  In addition, if a tender offer or exchange offer for Banner’s shares commences, options granted under the 2001 Stock Option Plan and not fully exercisable will become exercisable in full.  The Long-Term Incentive Plan also provides that a participant who (1) has attained age 65, (2) voluntarily terminates employment with Banner and its affiliates, (3) is not vested at the time of the termination of employment and (4) enters into a non-competition agreement for a period equal to the greater of two years from the participant’s separation from service or the period of time necessary for the participant to fully vest in his or her benefit, shall have continuous service credited on his or her behalf for vesting purposes for a period equal to the term of the non-competition agreement.  As described previously, as a result of Banner’s participation in the Treasury’s Capital Purchase Program, it is currently prohibited from making golden parachute payments to the named executive officers and this includes accelerating equity awards.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Robert J. Lane, David B. Casper and David A. Klaue.  No members of the Compensation Committee were officers or employees of Banner or any of its subsidiaries during the year ended December 31, 2011, nor were they formerly Banner officers or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (“ARRA”) into law.  For financial institutions that have received financial assistance under the troubled asset relief program (“TARP”) or related programs, such as Banner, the ARRA significantly rewrote the original executive compensation and corporate governance provisions of Section 111 of the Emergency Economic Stabilization Act of

2008.  Notably, the ARRA requires that TARP recipients permit shareholders to vote to approve executive compensation.  This proposal, commonly known as a “say on pay” proposal gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Banner Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Proxy Statement for the 2012 annual meeting of shareholders.

As provided under the ARRA, this vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders.  Our Board of Directors believes that our compensation policies and procedures achieve these objectives.  The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

 AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, system of internal controls established by management and audit process.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent auditor, the internal audit department and management.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Banner’s audited financial statements for the year ended December 31, 2011:

•	The Audit Committee has completed its review and discussion of the 2011 audited financial statements with management;

•
The Audit Committee has discussed with the independent auditor (Moss Adams LLP) the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
The Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•
The Audit Committee has, based on its review and discussions with management of the 2011 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that Banner’s audited financial statements for the year ended December 31, 2011 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee

Gordon E. Budke, Chairman
Robert D. Adams
John R. Layman
Michael M. Smith

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected Moss Adams LLP as our independent auditor for the year ending December 31, 2012 and that selection is being submitted to shareholders for ratification.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Moss Adams LLP to our shareholder for ratification as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm.  Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Banner and our shareholders.  Moss Adams LLP served as our independent auditor for the year ended December 31, 2011 and a representative of the firm will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Moss Adams LLP as our independent auditor.

The following table sets forth the aggregate fees billed, or expected to be billed, to us by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2011 and 2010.

	Year Ended December 31,
	2011	2010

Audit Fees (1)	$436,000	$455,500
Audit-Related Fees	61,865	110,928
Tax Fees	106,189	--
All Other Fees	--	--
___________
(1)	Fees for 2011 include estimated amounts to be billed

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with the Committee’s annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.  For the year ended December 31, 2011, the Audit Committee approved all of the services provided by Moss Adams LLP that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

The Audit Committee of the Board of Directors determined that all of the services performed by Moss Adams LLP in fiscal year 2011 were not incompatible with Moss Adams LLP maintaining its independence.

 PROPOSAL 4 – ADOPTION OF 2012 RESTRICTED STOCK PLAN

General

On February 23, 2012, the Board of Directors unanimously adopted, subject to shareholder approval, the Banner Corporation 2012 Restricted Stock Plan.  The purpose of the plan is to promote the long-term interests of Banner and its shareholders by providing a means for attracting and retaining officers of Banner and its affiliates.  The Restricted Stock Plan will allow us to grant restricted stock to any officer of Banner or its affiliates.  The plan will become effective as of the date of approval by our shareholders.  If the plan is approved and awards are granted, it may have a dilutive effect on Banner’s shareholders and will impact its net income and stockholders’ equity, although the actual results cannot be determined until the plan is implemented.

The Board of Directors adopted the Restricted Stock Plan to provide a means for compensating officers of Banner and its affiliates.  Banner’s participation in the Treasury’s Capital Purchase Program currently prohibits it from paying or accruing any bonus, retention award or incentive compensation to its five most highly compensated employees.  This prohibition does not extend to grants of restricted stock that meet the requirements for Capital Purchase Program recipients, including service minimums, vesting restrictions and total compensation requirements.   Because Banner has no shares remaining for award under its existing equity award plans, the Board of Directors deemed it important to have a means for recruiting and retaining highly skilled individuals.

A summary of the Restricted Stock Plan is set forth below.  This summary is, however, qualified by and subject to the more complete information set forth in the plan, a copy of which is attached to this proxy statement as Appendix B.

Summary

Administration.  The Restricted Stock Plan will be administered by the Compensation Committee.  The committee is authorized to make all determinations and decisions under the plan, including the individuals to whom awards will be made, the amount of awards that will be made and the terms and conditions applicable to all awards.  The committee is also authorized to establish rules for the administration of the plan.

Number of Shares That May Be Awarded.  Banner has reserved 300,000 shares of its common stock for issuance under the Restricted Stock Plan in connection with the exercise of awards, which represents 1.68% of the amount of Banner common stock outstanding on the voting record date.  The fair market value of these shares is approximately $6,300,000, based on the closing price of Banner’s common stock on March 1, 2012.  Shares of common stock to be issued under the plan will be authorized and unissued shares or previously issued shares reacquired and held as treasury stock.  Any shares subject to an award which is forfeited will again be available for issuance under the plan.

Adjustments Upon Changes in Capitalization.  Shares awarded under the Restricted Stock Plan may be adjusted by the committee in the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure of shares of Banner.

Eligibility to Receive Awards.  The committee may grant awards under the Restricted Stock Plan to officers of Banner and its affiliates.  The committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted.  There are approximately 350 individuals who are currently eligible to receive awards under the plan.

Terms and Conditions of Awards.  The committee is authorized to grant restricted stock, which are shares of Banner common stock subject to forfeiture and limits on transfer until the shares vest.  During the vesting period, the recipient of restricted stock will have all the rights of a shareholder, including the power to vote and the right to receive dividends with respect to those shares. Shares of restricted stock generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.  The committee has the right to determine any other terms and conditions, not inconsistent with the Restricted Stock Plan, upon which a restricted stock award shall be granted.

Vesting and Forfeiture of Awards.  No award may vest beginning earlier than three years from the time of grant.  Upon a change in control of Banner, upon the commencement of a tender offer or exchange offer for Banner’s shares or upon the termination of an award recipient’s service due to death or disability, all unvested awards under the Restricted Stock Plan shall vest.  If the holder of restricted stock terminates service other than due to death, disability or a change in control, all shares of restricted stock will be forfeited by the holder.

Transferability of Awards.  A restricted stock award may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance, as well as pursuant to a qualified domestic relations order.

TARP Limitations.  For as long as shares of Banner’s Series A Preferred Stock sold to the Treasury continue to be held by the Treasury, there will be additional restrictions on restricted stock granted to any senior executive officer or any of Banner’s top five most highly compensated employees.  The value of restricted stock granted cannot exceed more than one-third of any such employee’s adjusted annual compensation for the year it is granted.  The restricted stock may not become transferable at any time earlier than permitted under a schedule that is based on Banner’s repayment of the financial assistance, regardless of whether the award has vested.  For each 25 percent of total financial assistance that is repaid, 25 percent of the total restricted stock granted may become transferable.  Upon the final repayment, all restricted stock will become transferable.  In addition to the vesting and forfeiture requirements under the plan and a recipient’s award agreement, awards of restricted stock will be forfeited if the recipient does not continue performing substantial services for Banner for at least two years from the grant of the award, other than due to the recipient’s death or disability, or a change in control.

Amendment and Termination of the Plan.  The Restricted Stock Plan shall continue in effect for a term of ten years, after which no further awards may be granted.  The Board of Directors may at any time amend, suspend or terminate the plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted.  Shareholder approval will generally be required with respect to an amendment to the plan that will: (1) increase the aggregate number of securities that may be issued under the plan, except as specifically set forth under the plan; (2) materially increase the benefits accruing to participants under the plan; (3) materially change the requirements as to eligibility for participation in the plan; or (4) change the class of persons eligible to participate in the plan.  No amendment, suspension or termination of the Restricted Stock Plan, however, will impair the rights of any participant, without his or her consent, in any award already granted.

Federal Income Tax Consequences

Recipients of shares granted under the Restricted Stock Plan will recognize ordinary (compensation) income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  This amount is subject to income taxes and applicable Social Security and Medicare taxes.  In certain circumstances, a holder may elect to recognize ordinary (compensation) income and determine the fair market value for tax purposes on the date the restricted stock is granted rather than when it is no longer subject to a substantial risk of forfeiture.  In that case, any subsequent gain (or loss) on the shares will be recognized upon the sale of the shares, and will be treated as a capital gain (or loss) at that time.  Recipients of shares granted under the 2012 Restricted Stock Plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

Proposed Awards Under the Incentive Plan

The following award has been proposed by the Board of Directors under the Restricted Stock Plan as of the date of this proxy statement:

Name and Position	Dollar Value ($)	Number of Units

Mark J. Grescovich	300,000	(1)
President and Chief Executive Officer

______________
(1)	Number of shares to be awarded will be determined based on the average of the closing stock price of Banner’s common stock for the ten-day period immediately preceding the grant date.

The Board of Directors unanimously recommends that you vote FOR adoption of the 2012 Restricted Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about Banner’s equity compensation plans as of December 31, 2011, excluding the number of shares under the 2012 Restricted Stock Plan.

(c)
Number of securities
	(a)	(b)	remaining available
	Number of securities	Weighted-average	for future issuance
	to be issued upon	exercise price	under equity
	exercise of	of outstanding	compensation plans
	outstanding options,	options, warrants	(excluding securities
Plan category	warrants and rights	and rights	reflected in column (a))

Equity compensation plans approved
by security holders:	51,729	$168.98	--

Equity compensation plans not
approved by security holders:	--	N/A	--

Total	51,729		--

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Banner’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us  with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by these persons, we believe that during the year ended December 31, 2011, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Banner’s common stock.  In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation.

Banner’s 2011 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 1, 2012.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to us or by accessing our proxy materials online at www.bannerbank.com/proxymaterials.  The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

A copy of Banner’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, will be furnished without charge to shareholders of record as of March 1, 2012 upon written request to Albert H. Marshall, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.

 SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our annual meeting to be held in 2013 must be received by us no later than November 22, 2012 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

In addition, our Articles of Incorporation provide that in order for business to be brought before the annual meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders.  The notice must state the shareholder’s name, address and number of shares of Banner common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

Our Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to our Secretary not less than 30 days nor more than 60 days prior to the date of the annual meeting of shareholders; provided, however, that if less than 31 days’ notice of the annual meeting is given to shareholders, such written notice must be delivered to our Secretary not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders.  The notice must set forth (1) the name, age, business address and, if known, residence address of each nominee for election as a director, (2) the principal occupation or employment of each nominee, (3) the number of shares of Banner common stock which are beneficially owned by each such nominee, (4) such other information as would be required to be included pursuant to the Securities Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (5) as to the shareholder giving such notice (a) his or her name and address as they appear on our books and (b) the class and number of Banner shares which are beneficially owned by such shareholder.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Albert H. Marshall

ALBERT H. MARSHALL
SECRETARY

Walla Walla, Washington
March 22, 2012

 Appendix A

Banner Corporation
Charter of the
Corporate Governance/Nominating Committee

I.
AUTHORIZATION:  The Corporate Governance Committee of the Board of Directors of Banner Corporation (the “Committee”) is authorized by a resolution of the Board of Directors approved at November 22, 2002, subject to the powers, duties and limitations as provided in this Charter, and shall remain in continuous existence until such time as it is dissolved by an act of the Board.

II.
PURPOSE: The primary function of the Committee is to assure that the Corporation maintains the highest standardsand best practices in all critical areas relating to the management of the business of the company.  To this end, the Committee will remain current with all of the pertinent rules and regulations applicable to the Corporation in order to meet the community’s expectations with respect to the governance of a public corporation.  The Committee is intended to be consistent with and fulfill the objectives of Public Law # 107-204 (Sarbanes-Oxley Act of 2002, or the “Act”) as issued July 30, 2002 and as it may be revised from time to time.

III.
DUTIES AND RESPONSIBILITIES:  The Committee will monitor and evaluate the practices and procedures ofthe Corporation and, when appropriate, advise the Board of Directors as may be required, relating to each of the following:

1.	The qualifications required of individuals proposed as candidates for the Board of Directors

2.	The process and procedures by which a candidate shall be nominated for election to the Board of Directors

3.	The size and composition of the Board of Directors, including procedures for filling Director positions vacated other than at the completion of an appointed term

4.	The duties and responsibilities of elected Board Members including

a.           Responsibilities to shareholders

b.           Attendance at meetings

c.           Avoidance of conflicts of interest and inappropriate transactions

5.           Director training and information resources including

a.           An orientation program for new directors

b.           Continuing education opportunities

c.           Clear and adequate reports

d.           Notification of significant events and transactions

6.	The form, composition and effectiveness of authorized Board committees under the same standards applied to the Board as a whole

7.
Membership, composition, qualifications, duties and obligations of subsidiary boards, subject to the requirements of the  Securities and Exchange Commission and Nasdaq, consistent with the standards of governance applicable to the entire Corporation

8.
Documentation of Board activities including the timing and content of board reports, board communication, documents retention, adequacy of minutes and committee deliberations including an effective summary of discussion points and dissenting opinions

9.	Meeting schedule and agendas, including the required frequency of meetings, materials supplied to members, minutes taken and other record keeping requirements

10.	Director access to management, employees, internal and external auditors, regulators and independent advisors

11.           Shareholder access to director information

12.           Evaluation of the Chief Executive Officer and senior management

13.           Management succession

14.	Creation and maintenance of the Corporation’s Code of Ethics including review, revision, disclosure, and application

IV.
COMPOSITION OF COMMITTEE:  The Committee will be composed of no less than three (3) members, each ofwhom shall be a member in good standing of the Board of Directors who is determined to be an Independent member of the Board as defined in the Act.  Members shall be appointed by the Board of Directors and shall serve at the will of the Board until dismissed.  Provided, however, that any Committee member who is determined to cease to be an Independent director, as that term is defined by the National Association of Security Dealers, will resign immediately from the Committee and that position will be filled by the Board at the first practicable opportunity.  Annually, the Board of Directors will designate a member of the Committee to serve as its Chair.

V.
COMMITTEE OPERATIONS:  The Committee shall meet at intervals to be determined by the Committee but notless frequently than once each calendar quarter.  The Committee will conduct its meetings in an orderly manner and will memorialize its activities in the form of contemporaneous and permanently recorded minutes.  The Committee also will provide a report of its activities to the Board of Directors at the Board’s next regularly scheduled meeting or at the next practicable opportunity.

VI.
AUTHORITY TO DELEGATE:  The Committee is responsible without limitation for the competent and responsibleexecution of the duties and obligations of the Committee.  However, nothing herein is intended to prohibit the Committee from  creating, at its discretion, sub-committees of the Committee or consulting with  outside consultants, employees of the Corporation, or any other party selected in a good faith manner, provided that each such sub-committee will have as a member at least one Independent director.

VII.
NOMINATIONS FOR MEMBERS OF THE BOARD OF DIRECTORS:  The Committee shall be responsible forrecommending to the Board of Directors prospective candidates for election to the Board of Directors. In assessing the qualifications of prospective candidates, the Committee will:

1.	Have sole authority to retain and terminate search firms, including the approval of all fees and contract terms

2.	Set board member qualifications

3.	Interview nominees

4.	Determine whether or not a candidate would qualify as an independent board member

VIII.
EVALUATIONS OF BOARD MEMBERS AND EXECUTIVES:  The Committee will establish criteria forevaluation of members of the Board and the senior executives of the Corporation and will oversee an annual evaluation of the board and the executives.  The Committee will retain the exclusive right to retain outside

*****

consulting firms to assist in such evaluation and will retain the sole authority to set the fees and terms of such engagements, including particularly the sole authority to terminate any such engagement.

IX.	OVERSIGHT OF CONDUCT AND ETHICS: The Committee will enact procedures and policies intended to assurethe acts of the Corporation comply with all applicable laws and regulations relating to:

1.           Compliance with laws and regulations

2.           Conflicts of interest

3.           Full, accurate and timely disclosures

4.           Ethics programs and compliance training and education

5.           Insider trading involving securities issued by the Corporation

6.           Corporate opportunities guidelines

7.           Competition and fair dealing

8.           Human resources, including issues of discrimination, harassment, health and safety

9.           Customer confidentiality and privacy

10.           Protection and proper use of company assets

11.           Community/public relations

X.	INDEPENDENCE: The Committee reports directly to the Board of Directors of the Corporation.

 Appendix B

BANNER CORPORATION
2012 RESTRICTED STOCK PLAN

1.  Plan Purpose.  The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining executive officers of the Corporation and its Affiliates, including the Banks.

2.  Definitions.  The following definitions are applicable to the Plan:

“Affiliate” -- means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” -- means the grant by the Committee of Restricted Stock, as provided in the Plan.

“Award Agreement” -- means the agreement evidencing the grant of an Award made under the Plan.

“Banks” -- means Banner Bank, Islanders Bank or any successor entity.

“Board” -- means the board of directors of the Corporation.

“Code” -- means the Internal Revenue Code of 1986, as amended.

“Committee” -- means the committee referred to in Section 3 hereof.

“Corporation” -- means Banner Corporation, a Washington corporation, and any successor thereto.

“Participant” -- means any officer of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

“Plan” -- means this Banner Corporation 2012 Restricted Stock Plan.

“Restricted Period” -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 5 hereof with respect to Restricted Stock awarded under the Plan, which period shall not be less than three years.

“Restricted Stock” -- means Shares awarded to a Participant by the Committee pursuant to Section 5 hereof.

“Section 409A” -- means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.

“Shares” -- means the shares of common stock of the Corporation.

“Termination of Service” -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not a director, emeritus director or employee of the Corporation or any Affiliate.  Service shall not be considered to have ceased in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

Additional definitions are provided in Appendix A, to comply with the TARP Requirements (as defined therein).

3.  Administration.  The Plan shall be administered by the Company’s Compensation Committee consisting of two or more members of the Board, each of whom (i) shall be an “outside director,” as defined under Section 162(m)

of the Code and the Treasury regulations thereunder, and (ii) shall be a “non-employee director,” as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision.  The members of the Committee shall be appointed by the Board.  Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to: (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

The Plan is intended to provide benefits that are not deferred compensation within the meaning of Section 409A and the Plan shall be administered and interpreted accordingly.

4.  Shares Subject to Plan.  Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 300,000 Shares.  The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury stock.  An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

5.  Terms and Conditions of Restricted Stock.  The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

(a)  At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement, the Shares awarded as Restricted Stock shall no longer be subject to restriction.  Subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period.  Except for such restrictions, and subject to this Section 5 and Section 6 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends with respect to the Restricted Stock.

The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions; whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)  If a Participant incurs a Termination of Service for any reason (other than death, disability or in connection with a change in control), all Shares of Restricted Stock awarded to such Participant and which at the time of such Termination of Service are subject to the restrictions imposed pursuant to paragraph (a) of this Section 5 shall upon such Termination of Service be forfeited and returned to the Corporation. If a Participant incurs a Termination of Service by reason of death or disability, the Restricted Period with respect to the Participant’s Restricted Stock then still subject to restrictions shall thereupon lapse.

(c)  Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Banner Corporation 2012 Restricted Stock Plan.  Copies of such Plan are on file in the office of the Secretary of Banner Corporation, 10 South First Avenue, Walla Walla, Washington, 99362

(d)  At the time of any Award, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine.

(e)  Upon the lapse of the Restricted Period, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 5 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 5, and the Shares represented by such certificate(s) shall be free of the restrictions imposed pursuant to paragraph (a) of this Section 5, but shall remain subject to the TARP Requirements, if applicable and still in effect.

(f)  No term or condition of any Restricted Stock shall be included that would cause the Restricted Stock to be subject to Section 409A.  Any such term or condition shall be void ab initio.

(g)  Notwithstanding anything herein in this Section 5 to the contrary, during the TARP Period, a Participant’s Restricted Stock shall be subject to Appendix A and the applicable TARP Requirements therein, unless the Participant is neither an SEO or an Affected MHCE.

6.  Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares with respect to which Awards have been granted under the Plan shall be appropriately and equitably adjusted by the Committee, whose determination shall be conclusive.  Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award, and the certificate[s] or other instruments representing or evidencing such Restricted Stock shall be legended and deposited with the Corporation in the manner provided in Section 5(c) hereof.

7.  Effect of Change in Control.  Each of the events specified in the following clauses (i) through (iii) of this Section 7 shall be deemed a “change in control”: (i) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of Shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board; or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation.  If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, the Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded hereunder as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; provided, however, that no Award which has previously been forfeited shall become vested.

8.  Assignments and Transfers.  During the Restricted Period, no Award nor any right or interest of a Participant in any instrument evidencing an Award may be assigned, encumbered or transferred other than by will, the laws of descent and distribution, pursuant to a “domestic relations order,” as defined in Section 414(p)(1)(B) of the Code, and as permitted under the TARP Requirements, if and to the extent they apply to the Restricted Stock.

9.  Employee Rights Under the Plan.  No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate.  Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

10.  Delivery and Registration of Stock.  The Corporation’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation.  It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation.  The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

11.  Withholding Tax.  Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld.  The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

12.  Amendment or Termination.

(a)  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Corporation’s stockholders if, when and to the extent (i) such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, (ii) such amendment or alteration is deemed by the Board to be of a material nature or (iii) if the Board, in its discretion, determines to seek such stockholder approval.

(b)  The Committee may waive any conditions of, or rights of, the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

(c)  No amendment of the Plan or any Award shall be permitted that would cause the Plan or any benefit provided for hereunder to be subject to Section 409A. Nor shall the termination of the Plan be effected in a manner that would give rise to the application of Section 409A.

13.  Effective Date and Term of Plan.  The Plan shall become effective upon the later of its adoption by the Board or its approval by the stockholders of the Corporation.  It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 12 of this Plan.

* * * * *

APPENDIX A TO 2012 RESTRICTED STOCK PLAN
TARP REQUIREMENTS

1.           General Restriction on Restricted Stock. Notwithstanding anything in the Plan to the contrary, all Restricted Stock granted under the Plan to an Affected MHCE or an SEO shall be conditioned upon, subject to, and limited by, the applicable TARP Requirements.

2.           TARP Terminology. For purposes of Appendix A and the Plan, the following terms have the following meanings:

(a)           “Affected MHCE” means one of the Corporation’s top five most highly compensated employees as provided in the TARP Requirements for purposes of the golden parachute prohibition thereof.

(b)           “Aggregate TARP Financial Assistance” means all Corporation obligations arising from financial assistance provided to the Corporation under the TARP pursuant to authority granted under the EESA.

(c)           “ARRA” means the American Recovery and Reinvestment Act of 2009, as amended from time to time.

(d)           “EESA” means the Emergency Economic Stabilization Act of 2008, as amended by the ARRA and as further amended from time to time.

(e)           “SEO” means a senior executive officer as defined in the TARP Requirements.

(f)           “TARP” means the Troubled Asset Relief Program, Capital Purchase Program created by the Treasury Department pursuant to authority granted under the EESA.

(g)           “TARP-compliant long-term restricted stock” means restricted stock that complies with the definition of “long-term restricted stock” for purposes of the exception to the bonus prohibition in the TARP Requirements.

(h)           “TARP Period” has commenced on or before the Award Date and ends on the day all Corporation obligations arising from financial assistance provided to the Corporation under the TARP are satisfied as described in Section 111(b)(3)(D)(i) of the EESA, excluding any period in which the Treasury Department only holds warrants to purchase Shares as provided in Section 111(a)(5) of the EESA.

(i)           “TARP Requirements” means the guidance and regulations issued by the Treasury Department with respect to the TARP, as such guidance and regulations may be amended from time to time.

(j)           “Treasury Department” means the U.S. Department of the Treasury.

3.           TARP Limitations - Effect on Awards Generally.

(a)           The Corporation has participated in the TARP, and the Corporation is required to comply with the requirements of Section 111(b) of the EESA, in accordance with the TARP Requirements.

(b)           Notwithstanding any other provision of this Plan or an Award Agreement to the contrary, Awards granted to a Participant subject to this Appendix A shall be administered, interpreted and construed and, if and where applicable, benefits provided hereunder, including where applicable vesting and/or transferability, shall be limited, deferred, forfeited and/or subject to repayment to the Corporation in accordance with the TARP Requirements and Section 111(b) of the EESA, as amended from time to time, to the extent legally applicable with respect to the Participant, as determined by the Committee in its discretion, including without limitation the clawback, the bonus prohibition and the golden parachute prohibitions thereof.

(c)           Without any further action, a Participant’s Award shall be automatically adjusted if necessary to reduce the number of Shares of Restricted Stock to the maximum number permitted for that Award, together with other awards granted to the Participant in the calendar year in which the Award is granted that are taken into account in determining compliance with the TARP-compliant long-term restricted stock exception to the bonus prohibition in the TARP Requirements (i.e., if the aggregate of such awards has a value in excess of the 1/3rd of annual compensation limit for TARP-compliant long-term restricted stock), to constitute TARP-compliant long-term restricted stock; and in such event the number of Shares of Restricted Stock which are reduced shall be immediately forfeited and excluded from the definition of Restricted Stock, ab initio, for all purposes of the Plan and the Participant’s Award. If the Participant receives or has received in the calendar year in which the Award is granted other awards of restricted stock and/or restricted stock units also intending to constitute TARP-compliant long-term restricted stock, the reduction in the number of Shares of Restricted Stock required by this paragraph shall be applied as follows: (i) any later grant of restricted stock or restricted stock units to the Participant in the calendar year in which the Award is granted shall be reduced before any earlier award granted to the Participant in the calendar year in which the Award is granted; and (ii) if multiple awards of restricted stock and/or restricted stock units that must be taken into account in determining compliance with the TARP-compliant long-term restricted stock exception are granted to the Participant on the same day, (A) where such awards are “time-based” (i.e., those vesting solely on the basis of time) awards and “performance-based” awards (i.e., those vesting, in whole or in part, on the basis of performance metrics), the number of Shares of Restricted Stock shall be reduced pro rata in each award, and (B) all other awards shall be reduced on a pro rata basis.

(d)           The Committee shall have the right unilaterally to amend an Award Agreement to effect or document any changes or additions which in its view are necessary or appropriate to comply with the TARP Requirements and Section 111 of the EESA, as amended from time to time, including any changes or additions which in its view are necessary or appropriate to ensure that this Award constitutes TARP-compliant long-term restricted stock for purposes of the TARP Requirements.

4.           Transferability of Restricted Stock. In addition to the restrictions imposed by Section 8 of the Plan:

(a)           If the vesting of any Shares of Restricted Stock occurs before the end of the TARP Period, such vested Restricted Stock shall not become freely transferable until the first day after the TARP Period ends, except in accordance with the following schedule:

When the Corporation has repaid this percentage of the Aggregate TARP Financial Assistance:	Then this is percentage of the Restricted Stock (to the extent vested) shall be freely transferable:
25%	25% (rounded down to the nearest whole share)
50%	50% (rounded down to the nearest whole share)
75%	75% (rounded down to the nearest whole share)
100%	100%

Notwithstanding the foregoing, if the Participant does not make an election with respect to the Restricted Stock under Section 83(b) of the Code, at any time beginning on the date the Restricted Stock becomes substantially vested (as defined in 26 CFR 1.83-3(b)) and ending on December 31 of the same calendar year, a portion of the vested Restricted Stock (rounded down to the nearest whole share) shall be made freely transferable as may reasonably be required to pay the federal, state, local, or foreign taxes that are anticipated to apply to the income recognized due to such vesting, and the number of such Shares of vested Restricted Stock made freely transferable for this purpose shall not count toward the percentages in the schedule above.

(b)           If the vesting of any Shares of Restricted Stock occurs after the end of the TARP Period, such Shares of vested Restricted Stock shall also become freely transferable at the same time as vesting occurs.

5.           Additional Forfeiture Requirement.  In addition to the vesting and forfeiture requirements under the Plan and a Participant’s Award Agreement, a Participant subject to the requirements of this Appendix A shall forfeit Restricted Stock (whether or not such Restricted Stock had already vested) if the Participant does not continue performing substantial services for the TARP recipient (as defined under the TARP Requirements) for at least two years from the grant of the Award, other than due to the Participant’s death or disability, or a change in control event defined in Section 1.409A-3(i)(5)(i) of the Treasury Department regulations with respect to the TARP recipient before the second anniversary of the Award.

REVOCABLE PROXY
BANNER CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2012

The undersigned hereby appoints Robert D. Adams and David B. Casper, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Banner Corporation (“Banner”) which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Walla Walla Regional Airport, 45 Terminal Loop Road, Walla Walla, Washington, on Tuesday, April 24, 2012, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

	FOR		VOTE WITHHELD

1	The election as director of the nominees listed below (except as marked to the contrary below)	[ ]	[ ]

Gordon E. Budke
Constance H. Kravas
John R. Layman
Michael M. Smith

		FOR	AGAINST	ABSTAIN

2	Advisory approval of the compensation of Banner Corporation’s named executive officers.	[ ]	[ ]	[ ]

3	The ratification of the Audit Committee’s selection of Moss Adams LLP as the independent auditor for the year ending December 31, 2012.	[ ]	[ ]	[ ]

4	Adoption of the Banner Corporation 2012 Restricted Stock Plan.	[ ]	[ ]	[ ]

5	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” the above proposals.

The proxies or the trustees of the ESOP, as the case may be, will vote your shares as directed on this card.  If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors’ recommendations.  If any other business is presented at the annual meeting, the proxies will vote your shares in accordance with the directors’ recommendations.  At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.  This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the annual meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Banner at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Banner prior to the execution of this proxy of the Notice  of Annual Meeting of Shareholders, a Proxy Statement dated March 22, 2012 and the 2011 Annual Report to Shareholders.

Dated:  ___________, 2012

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.